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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          -----------------------------

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report:

                        (Date of earliest event reported)

                                   MAY 9, 2006

                          ----------------------------


                      IRONCLAD PERFORMANCE WEAR CORPORATION
               (Exact name of registrant as specified in charter)

                                     NEVADA
         (State or other Jurisdiction of Incorporation or Organization)


        0-16075                                           86-0449546
(Commission File Number)                       (IRS Employer Identification No.)

                           1111 EAST EL SEGUNDO BLVD.
                              EL SEGUNDO, CA 92045
                         (Address of Principal Executive
                              Offices and zip code)

                                 (310) 577-5820
                             (Registrant's telephone
                          number, including area code)

                            Europa Trade Agency Ltd.
                              3712 West 14th Avenue
                   Vancouver, British Columbia V6R 2W8 CANADA
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

         Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. Our actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         Reference is made to the description of the Subscription Agreement, Registration Rights Agreements and form Lock-Up Agreements under Item 2.01 of this report, which description is incorporated by reference into this Item 1.01.

SECTION 2 - FINANCIAL INFORMATION

ITEM 2.01   COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

         Founded in 1998, and based in El Segundo, CA, Ironclad Performance Wear Corporation, a California corporation ("Ironclad California") is a designer and manufacturer of branded performance work wear for a variety of construction, industrial and general services markets.

         On April 20, 2006, we entered into an Agreement and Plan of Merger (the "Merger Agreement") with Ironclad California, and Ironclad Merger Corporation, a California corporation and our wholly-owned subsidiary ("MergerCo") pursuant to which we would acquire Ironclad California in a merger transaction wherein MergerCo would merge with and into Ironclad California, with Ironclad California being the surviving corporation (the "Merger"). On May 9, 2006, the Merger closed, Ironclad California became our wholly-owned subsidiary, and we changed our name to Ironclad Performance Wear Corporation.

PRINCIPAL TERMS OF THE MERGER

         At the Effective Time of the Merger (as defined in the Merger Agreement), MergerCo was merged with and into Ironclad California, the separate existence of MergerCo ceased, and Ironclad California continued as the surviving corporation at the subsidiary level. We issued shares of our common stock to the stockholders of Ironclad California in exchange for 100% ownership of Ironclad California. Additionally, we assumed options to purchase shares of common stock and warrants to purchase shares of common stock on the same terms and conditions as previously issued by Ironclad California.


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         Immediately  prior to the  closing of the  Merger,  we had  outstanding
3,489,444 shares of common stock. Immediately after the closing of the Merger, and without taking into consideration the Private Placement offering described below, we had 19,858,404 outstanding shares of common stock, options to purchase 2,588,314 shares of common stock and warrants to purchase 2,817,416 shares of common stock.

THE SHARE CANCELLATION AND PURCHASE AGREEMENTS

         Immediately prior to the Merger we canceled 2,000,000 shares of our pre-split common stock held by our former sole officer and director, Thomas Lamb, and one of our former principal stockholders Craig Lamb, pursuant to an Amended and Restated Share Cancellation Agreement dated May 8, 2006. Thomas Lamb and Craig Lamb received cash remuneration of $349,413 from third party purchasers for their agreement to cancel such shares.

         At the time of the payment and share cancellation the third party purchasers were also party to an Amended and Restated Share Purchase and Escrow Agreement, dated May 9, 2006 with holders of approximately 90% of our common stock. The holders of such shares of our common stock received $765,938 in consideration for the transfer of their shares to the third party purchasers. The third party purchasers included certain individuals introduced by Gemini Partners, LLC ("Gemini"), a consultant to Ironclad California. Gemini and certain of its affiliates received approximately 2,000,000 shares of our common stock that was purchased from our shareholders by the third party purchasers as compensation for services provided to the third party purchasers with respect to the Merger.

         Each of Gemini, PCS and their affiliates, as well as all purchasers under the Amended and Restated Share Purchase and Escrow Agreement, are "accredited investors" as that term is defined under Rule 501 of Regulation D.

         Immediately after the consummation of the cancellation and purchase transaction we effected a 3.454895-for-1 forward stock split of our common stock and increased the number of our shares of authorized common stock to 172,744,750.

PRIVATE PLACEMENT TRANSACTION

         Immediately following the closing of the Merger, we received gross proceeds of approximately $7.3 million in a private placement transaction (the "Private Placement") with institutional investors and other high net worth individuals ("Investors"). Pursuant to Subscription Agreements entered into with these Investors, we sold 9,761,558 Investment Units, at $0.75 per Investment Unit. Each "Investment Unit" consists of one share of our common stock, and a five year non-callable warrant to purchase three-quarters of one share of our common Stock, at an exercise price of $1.00 per share. The warrants, a form of which is attached hereto as Exhibit 4.1, are redeemable by us under certain circumstances at any time after one year from the date of issuance.

         The Company agreed to file a registration statement covering the common stock and the common stock underlying the warrants sold in the Private Placement within 45 days of the closing of the Merger pursuant to the Subscription Agreement with each Investor, a form of which is attached hereto as Exhibit 10.2.

         After   commissions   and   expenses,   we  received  net  proceeds  of
approximately $6.1 million in the Private Placement.

         Brean Murray Carret & Co. ("Brean Murray") and Gemini acted as placement agents in connection with the Private Placement. For their services as placement agent, we paid Brean Murray a fee


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equal to 6%, or approximately $439,271 of the gross proceeds from the financing.
We also paid for the out-of-pocket expenses incurred by Brean Murray and Gemini in the amount of $75,000. In addition, we issued to Brean Murray, warrants to purchase 390,464 shares of our common stock at an exercise price of $0.75 per share and warrants to purchase 292,848 shares of our common stock at an exercise price of $1.00 per share (the "Placement Agent Warrants"). The warrants are fully vested and have a term of 5 years. We expressly assumed Ironclad California's agreement with Gemini and Brean Murray upon the closing of the Merger.

         Ironclad also engaged Gemini to act as the Company's financial advisor in connection with the Merger and the Private Placement. Pursuant to the terms of its Engagement Agreement with Gemini, Ironclad California agreed to (a) pay Gemini a retainer fee for a period of six months, and (b) upon the closing of Private Placement, pay Gemini an aggregate amount equal to 4% of the funds raised in such financing.

REGISTRATION RIGHTS AND LOCK-UP AGREEMENTS

         Under the terms of the Subscription Agreements between us and the Investors in the Private Placement, we are obligated to file a Registration Statement with the Securities and Exchange Commission (the "SEC") within 45 days following the closing (the "Registration Statement") to permit the resale of the shares of common stock sold in the Private Placement and purchasable under the warrants sold in the Private Placement.

         The Subscription Agreements also require us to use our reasonable best efforts to obtain the effectiveness of the Registration Statement not later than 150 days after the closing of the Private Placement, subject to certain exceptions. If we fail to satisfy our obligations for obtaining effectiveness of the Registration Statement within 150 days after the closing of the Private Placement we must pay liquidated cash damages to the investors in the offering in an aggregate amount equal to 0.0333% of the gross proceeds from the Private Placement for every day that elapses after the closing until the Registration Statement is filed or becomes effective, as applicable. After obtaining the effectiveness of the Registration Statement, we are further obligated to use our reasonable best efforts to maintain the effectiveness of the Registration Statement for 24 months at our expense, except that investors may not be able to sell their shares under the Registration Statement during periods when we may be required to update the information contained in that Registration Statement under applicable securities laws. In addition, if the Registration Statement is not effective during this 24 month period, investors will have certain "piggyback" registration rights to include shares included in Investment Units purchased in the Private Placement (including those underlying warrants) in registration statements filed by the Company during this period, subject to certain exceptions and limitations as described in the Subscription Agreements.

         In addition to our obligations under the Subscription Agreements, we have agreed to register on the Registration Statement up to 9,925,824 shares of our common stock (i) received by holders of the Ironclad California Preferred Stock pursuant to the terms of the Merger Agreement; (ii) purchasable under Ironclad California warrants to purchase Ironclad California Preferred Stock assumed by the Company pursuant to the terms of the Merger Agreement; (iii) purchasable under the Placement Agent Warrants, and (iv) purchasable under warrants to be issued by the Company pursuant to the terms of the Westrec Bridge Financing and Stockholder Bridge Financing (described below). We have also agreed to give the holders of our common stock that became holders upon consummation of the Share Purchase and Escrow Agreement, certain demand rights with respect to the resale of the shares held by them, and the shares underlying the Placement Agent Warrants. The resale of these shares may be registered subsequently pursuant these demand registration rights to the extent they are not included in the Registration Statement.


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         As a condition to including their shares in the Registration  Statement each of the former holders of Ironclad California Preferred Stock are required to enter into lock-up arrangements with respect to (a) the shares received by such holders of Ironclad California Preferred Stock in the Merger; and (b) the shares issuable upon the exercise of warrants issued by us in exchange for
outstanding   Ironclad  California  warrants  to  purchase  Ironclad  California
Preferred Stock in the Merger; In addition, we have entered into lock-up arrangements with certain shares held by holders of our common stock immediately prior to the Merger. Pursuant to the lock-up arrangements (the "Lock-Up Agreements"), 8,586,953 shares of our common stock will be released from restriction on the first anniversary of the effective date of the Merger, subject to certain exceptions described in our lock-up agreement with the holders of up to 2,089,444 of shares of our common stock issued and outstanding prior to the Merger. We, with the consent of the Placement Agents, may also elect to waive the Lock-Up Agreement restrictions as to certain shares.

         Copies of the form of Subscription Agreements, the Registration Rights Agreements, and Lock-Up Agreements are attached to this report as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.

PRE-MERGER IRONCLAD CALIFORNIA FINANCINGS AND COMMITMENTS TO ISSUE UNREGISTERED SECURITIES

         WESTREC BRIDGE FINANCING

         Ironclad California received $500,000 through a bridge loan from Westrec Corporation pursuant to a Loan Agreement dated October 21, 2005. The principal and interest due on the loan was $501,777.78 at the time of the closing of the Private Placement financing, at which time it became due and payable according to its terms. The loan was repaid immediately upon closing out of the proceeds of the Private Placement. The Loan Agreement also required the issuance of a warrant to purchase 400,000 shares of our common stock at $0.56 per share. In addition, we issued to Westrec Corporation an additional warrant to purchase 100,000 shares of common stock at a price of $1.00 per share in settlement of a dispute between Ironclad California and Westrec Corporation with respect to the operation of the anti-dilution provision in the Loan Agreement. The exercise period for the warrants issued to Westrec Corporation expires five years from their respective issuance dates and such warrants carry piggyback registration rights.

         STOCKHOLDER BRIDGE FINANCING

         Ironclad California received $507,500 through the sale on March 8, 2006 of investment units ("Bridge Investment Units") to a limited number of investors, including certain existing stockholders of Ironclad. Each Bridge Investment Unit was sold at a price of approximately $0.32, and was comprised of one (1) share of common stock of Ironclad California; AND, if the Merger did not close, a warrant to purchase one (1) share of common stock of Ironclad California at an exercise price of $0.32 per share, OR if the Merger did close, a warrant to purchase one (1) share of our common stock, at an exercise price of $0.75 per share. Therefore, upon the closing of this financing, Ironclad California issued 1,568,337 shares of Ironclad California common stock, which, upon the closing of the Merger were converted into 676,667 shares of our common stock. At the closing of the Merger, we issued to such investors warrants to purchase an aggregate of 1,568,337 shares of our common stock at $0.75 per share. As described above, the warrants carry registration rights and the sale of the shares underlying the warrants will be registered on substantially the same terms and limitations on which shares offered to investors in the Private Placement are registered, except that no liquidated damages will be payable to such investors in this Stockholder Bridge Financing in connection with or due to any failure by us to file a registration statement, register the securities, or cause the registration statement covering the securities to become effective.


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RESULT OF THE MERGER AND PRIVATE PLACEMENT TRANSACTIONS

         Upon completion of the Merger, and after giving effect to the Private Placement, the former Ironclad California shareholders and the investors in the Private Placement owned in the aggregate 26,130,548 shares of our common stock, which represents approximately 88% of our issued and outstanding shares of common stock. Our stockholders immediately prior to the Merger and Private Placement owned approximately 12% of our outstanding common stock (or, 3,489,444 shares of our common stock) immediately after completion of these transactions.

         The issuance of our shares of common stock in the Merger was exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(2) thereof and such other available exemptions. The issuance of shares of common stock and the warrants to the investors in the Private Placement, and the issuance of the Placement Agent Warrants were completed pursuant to an exemption from registration contained in Regulation D, only to accredited investors. The shares of our common stock and shares of common stock issuable pursuant to the issued warrants may not be offered or sold in the United States unless they are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available. No registration statement covering these securities has yet been filed with the SEC or with any state securities commission in respect of the Merger or the Private Placement.

         On May 11, 2006, we filed a press release announcing the closing and the completion of the Merger and the Private Placement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

         Except for the Merger Agreement and the transactions contemplated by that agreement, neither Ironclad California, nor the directors and officers of Ironclad California serving prior to the consummation of the Merger, had any material relationship with us.

         We are presently authorized under our Certificate of Incorporation to issue 172,744,750 shares of common stock, par value $0.001 per share. As of the closing of the Merger, including the issuance of warrants to Westrec Corporation and the investors in our Stockholder Bridge Financing, and after the completion of the Private Placement, we had 29,619,992 shares of common stock issued and outstanding, 2,588,314 shares of common stock reserved for issuance pursuant to issued and outstanding options to purchase shares of our common stock and 10,594,206 shares of common stock reserved for issuance pursuant to issued and outstanding warrants to purchase shares of our common stock.

NEW OFFICERS AND DIRECTORS

Pursuant to the Merger Agreement our former sole director, Thomas Lamb, resigned effective as of the closing of the Merger and the following directors were appointed:

                                  Eduard Jaeger
                               R.D. Peter Bloomer
                                 Scott Alderton
                                 Vane P. Clayton

See ITEM 5.02 "DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS."

         Also effective as of the closing of the Merger, our existing officer resigned and the following officers were appointed by the Board of Directors.


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NAME                AGE     POSITION
----                ---     --------
Eduard Jaeger       45      Director, President and Chief Executive Officer
Thomas E. Walsh     57      Executive Vice President and Chief Financial Officer
Rhonda Hoffarth     45      Executive Vice President and Chief Operating Officer
Kent Pachl          39      Vice President of Sales & Marketing
Thomas Kreig        58      Vice President of Finance and Secretary

         On April 26, 2006, we filed an Information Statement on Schedule 14f-1 reporting the proposed Merger with Ironclad California and the pending change of control at the closing.

DESCRIPTION OF THE BUSINESS

         With respect to this discussion, the terms "we" "us" "our" "Ironclad" and the "Company" refer to Ironclad Performance Wear Corporation, a Nevada corporation and its wholly-owned subsidiary Ironclad Performance Wear Corporation, a California corporation ("Ironclad California"). Ironclad is a designer and manufacturer of branded performance work wear for a variety of construction, industrial and general services markets.

GENERAL

         We design and manufacture branded performance work wear for a variety of general, construction and industrial services markets. Since inception, we have leveraged our proprietary technologies to design job-specific gloves and apparel designed to improve the wearer's ability to safely and efficiently perform specific job functions. Our goal is to establish a reputation among professionals in the construction and industrial service industries as the only glove line specifically designed for an individual task or task type. We are currently expanding our product line to specialty apparel (e.g., long and short sleeved shirts, pants and jackets) that are also designed to enhance the wearer's comfort and performance.

         We manufacture our performance work gloves using 15 functional materials, including DuPont(TM), Kevlar(R), Clarino(R) Synthetic Leather and 3M gReptile(TM) gripping material. We incorporate these materials in the manufacturing process to create products that meet the functional and protective requirements of our client base. Since inception, we have employed an in-house research and development team responsible for identifying and creating new products and applications, and improving and enhancing existing products.

         We currently sell our products in all 50 states and internationally through approximately 7,000 retail outlets. Our gloves are priced between $15 and $60 per unit with apparel unit prices ranging from $22 to $48.

         GLOVE PRODUCTS

         Currently, our primary products are our task-specific technical gloves. This line of glove products are specially designed for individual user groups. Currently, we produce and sell 29 distinct glove types in a variety of sizes and colors which cater to the specific demands and requirements of construction and industrial occupations, including carpenters, machinists, package handlers, plumbers, and roofers and personal home improvement projects. Gloves are available in multiple levels of


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protection  and abrasion  that allow the wearer to choose a product based on the task demands, weather and ease of motion. All of our glove products are currently manufactured by a single manufacturer operating in China. However, the manufacturing capabilities necessary for the manufacturing of our gloves is not particularly specialized and we believe that we would be able to replace our current manufacturer without significant disruption in supply if necessary.

         APPAREL LAUNCH

         We launched a line of apparel products during the fourth quarter of 2005 to our current specialty customer base. The apparel line currently consists of eight long and short sleeved shirts designed to increase the comfort and functionality of the wearer by taking into account environmental temperatures and workers' corresponding perspiration levels. The apparel is engineered to keep the wearer dry and cool under extreme work conditions. Ironclad's apparel products are comparable to Under Armor(TM) Products, but we have incorporated worker-centric features such as anti-microbials, SPF 30 sunscreen protection and have made our apparel products slightly heavier for durability. Additionally, our apparel is manufactured in the United States to support penetration into military and union markets. The Company anticipates increasing its selection of items by leveraging retailers and stores with existing glove sales, as well as entering into relationships with retailers that are more apparel-centric. While our specialty apparel products are currently manufactured in the United States, we may in the future use offshore manufacturers for all or some of these products.

COMPETITION

         Ironclad competes in the following two principal markets:

         TECHNICAL GLOVES

         Ironclad faces competition from other specialty gloves and apparel companies such as Custom Leathercraft Manufacturing Company, Big Time, Gorgonz and Mechanix Wear. Compared generally, we believe our material selection and construction provides for superior protection, durability, quality and repeat customers affording a substantial, sustainable advantage in the category.

         SPECIALTY WORK APPAREL

         We are one of a limited number of manufacturers of specialty work apparel and, in the opinion of management, currently face relatively little competition from other manufacturers in this sector.

MAINSTREAM PRODUCT CHANNELS

         To date, we have established our reputation, customer loyalty and brand by selling our products through specialty retail locations including select hardware stores and home improvement centers. However, after seven years in the specialty channel, we expanded distribution to include high volume big box hardware customers. In June 2005, Ironclad began shipping to Menard's, a large retailer in the United States hardware market. We are currently distributing products through all of Menard's stores in the Great Lakes region. We intend to expand into additional large retailers in 2006.

INTERNATIONAL EXPANSION

         We first began distributing products internationally in 2005. We are distributing our products through 14 locations of a home improvement retailer in Japan. In October 2005, we began supplying a


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home improvement retailer in Australia. We are also continuing our international expansion by developing distribution networks in Canada and the United Kingdom, both of which we anticipate will be completed by the end of 2006.

IRONCLAD BRANDING

         We place an emphasis on the establishment and maintenance of our brand equity. Since the inception of our business, our products have carried the "Ironclad" brand. We believe that our success in building a dedicated following of users with substantial product penetration across a large number of retailers and storefronts was instrumental in recently allowing us to gain entry into larger retailers and providing the foundation to expand internationally.

       TELEVISION RELATIONSHIPS

         Ironclad is working to develop advertising and marketing opportunities with television programs that could provide strong exposure to our target demographic and demonstrate to viewers the advantage of utilizing Ironclad products. Our products are currently featured on four television programs.

         PRINT MEDIA

         We intend to expand our marketing programs into print media throughout 2006, initially into construction industry and occupational health and safety publications, and later into lifestyle and recreational magazines.

         SPONSORSHIP RELATIONSHIPS

         We maintain a number of sponsorship relationships with sporting and television events that appeal to our target demographic. We view these relationships as a means to further establish and solidify brand recognition with our target customers.

SALES AND CUSTOMER ANALYSIS

         We are currently distributing our products through approximately 6,000 outlets that cater to the professional tradesman ("Specialty Retailers") two "Big Box" home centers, and several specialty hardware and industrial retail stores.

         Sales through Specialty Retailers accounted for approximately 65% of our gross sales revenue in 2005. ACE Hardware Corporation accounted for 12% of our gross sales revenue in fiscal 2005. Except for ACE Hardware, no other single retailer accounted for more than 10% of our sales. Currently, we estimate that our products are sold in only 50% of the Specialty Retailers identified by our management as viable Ironclad retail outlets. We intend to continue to emphasize and expand our relationships with such Specialty Retailers.

         SELECTED ANALYSIS OF "BIG BOX" AND INTERNATIONAL RETAILERS

         We plan to continue our expansion beyond our traditional specialty retailer base by increasing selling efforts through "Big Box" retailers and international channels, which we believe creates significant opportunities for strengthening our brand.

GEOGRAPHIC INFORMATION

         Domestic sales accounted for 100% of our revenue in 2004 and 95% in 2005. International sales in Australia, Japan and other countries accounted for our remaining revenue in 2005. All of our fixed assets are located in the United States, principally in California at our headquarters. Most of our products are currently manufactured in China by a single manufacturer.

CO-BRANDED PRODUCTS AND RELATIONSHIPS

         Although   we  do  not  sell   privately-labeled   products,   we  have
opportunistically sought to co-brand with major partners that represent a value added relationship in terms of sales and brand awareness.

INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS

         We currently have five patents or patents pending, which are intended to protect the design and technical innovations found in our performance work gloves. Following are descriptions of the patents pending.

         o Advanced Touch(R) Technology is a seamless fingertip design that places a smooth layer of material on the touch receptors of the fingers. The result is an increase in comfort and a high degree of touch sensitivity. It is used in Ironclad's EVOLUTION and RANCHWORX gloves.

         o Ironclad's Engineered Grip System consists of a uniquely patterned, molded thermoplastic elastomer (or TPE) that is welded to a synthetic leather palm. It provides extreme grip and abrasion protection without sacrificing hand dexterity. It is found in Ironclad's EXTREME DUTY and ROCK HANDLER gloves, which are designed to handle brick, cement block, rebar, and demolition rubble. It is also found in Ironclad's new HEATWORX 600 glove, designed to handle high temperature objects with full hand dexterity. The EXTREME DUTY glove is primarily used by search and rescue professionals, including units of the New York and Los Angeles Fire Departments.

         o Silicone rubber is fused to the synthetic leather palm of the BOX HANDLER and CARGO BULL gloves in a specific pattern. This pattern, designed for optimum grip on smooth surfaces, is patent pending.

         o Ironclad's signature palm pattern is found on nine popular glove styles, including the GENERAL UTILITY, WRENCHWORX, and RANCHWORX gloves. Management believes this pattern differentiates Ironclad from other non-branded gloves. This patent issued on February 14, 2006.

         o Ironclad has developed two glove styles that absorb tool impacts with a unique design of multiple gel-filled palm pads. This design, found on the WRENCHWORX IMPACT and MACH 5 IMPACT gloves, is also patent pending.

         Ironclad owns the following intellectual trademark property: 32 registered US trademarks, 10 registered international trademarks and 20 in-use US trademarks. These trademarks significantly strengthen consumer awareness of the Ironclad brand, and enable Ironclad to maintain distinction between it and other companies trying to copy the Ironclad brand image. The Company also has 8 copyright marks pending US registration.

         We seek to protect our intellectual property through existing laws and regulations and by contractual restrictions. We rely upon trademark, patent and copyright law, trade secret protection and confidentiality or license agreements with our employees, customers, partners and others to help us protect our intellectual property.

         The status of any patent involves complex legal and factual questions. The scope of allowable claims is often uncertain. As a result, we cannot be sure that any patent application filed by us will result in a patent being issued, nor that any patents issued in the future will afford adequate protection against competitors with similar technology; nor can we provide assurance that patents issued to us will not be infringed upon or designed around by others.

EMPLOYEES

         As of December 31, 2005, Ironclad had 17 full-time employees. Since inception, the Company has never had a work stoppage, and its employees are not represented by a labor union. Ironclad considers its relationships with its employees to be positive.

LEGAL PROCEEDINGS

         From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. We are not currently party to any legal proceedings, the adverse outcome of which, in management's opinion, individually or in the aggregate, would have a material adverse effect on our results of operations or financial position.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

         THIS DISCUSSION SUMMARIZES THE SIGNIFICANT FACTORS AFFECTING THE OPERATING RESULTS, FINANCIAL CONDITION AND LIQUIDITY AND CASH FLOWS OF IRONCLAD CALIFORNIA FOR THE FISCAL YEARS ENDED DECEMBER 31, 2005 AND 2004. THE DISCUSSION AND ANALYSIS THAT FOLLOWS SHOULD BE READ TOGETHER WITH THE FINANCIAL STATEMENTS OF IRONCLAD CALIFORNIA AND THE NOTES TO THE FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS FORM 8-K. EXCEPT FOR HISTORICAL INFORMATION, THE MATTERS DISCUSSED IN THIS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS ARE FORWARD LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES AND ARE BASED UPON JUDGMENTS CONCERNING VARIOUS FACTORS THAT ARE BEYOND OUR CONTROL.

OVERVIEW

         We are a leading designer and manufacturer of branded performance workwear. Founded in 1998, we have grown and leveraged our proprietary technologies to produce job-specific gloves and apparel that are designed to significantly improve the wearer's ability to safely and efficiently perform general to highly specific job functions. We have built and continue to augment our reputation among professionals in the construction and industrial service industries with products specifically designed for individual tasks or task types. Utilizing our brand equity, we are currently expanding our product line into specialty apparel (e.g. long and short sleeved shirts, pants and jackets) also designed to enhance the wearer's comfort and performance. We believe that our dedication to quality and durability and focus on our client needs has created a high level of brand loyalty and has solidified substantial brand equity.

         We plan to increase our domestic revenues by leveraging our relationships with existing retail customers, expanding into Big Box retailers and increasing our product offerings in new and existing locations. Although the addition of retail locations by our largest customers does not always directly correlate to an increase in our net sales, as our products may not be carried in every such additional location, we believe our growth has been facilitated by our largest retail customers opening additional locations since our inception.

         We believe that our products will have international appeal. In 2005, we began selling products in Australia through an independent distributor, which accounted for less than 5% of total sales. We plan to increase net sales internationally by expanding our distribution into Canada and European countries during the fiscal year ending December 31, 2006.

GENERAL

         Net sales are comprised of gross sales less returns and cash discounts. Our operating results are seasonal, with a greater percentage of net sales being earned in the third and fourth quarters of our fiscal year due to the fall and winter selling seasons.

         Cost of goods sold consists primarily of product costs, inbound freight and duty costs, handling costs to make products floor-ready to customer specifications and a reserve for inventory obsolescence.

         Our operating expenses consist primarily of marketing costs, non-marketing payroll and related costs, corporate infrastructure costs and our distribution facility costs. We expect that our operating expenses will decrease as a percentage of net sales if we are able to increase our net sales through expansion and growth. We expect this reduction in operating expenses to be offset by investment in sales and marketing to achieve brand growth, the development of new product lines, and the increased costs of operating as a public company.

         Historically, we have funded our working capital needs primarily through our existing asset-based credit facility along with subordinated debt. In 2005, we completed an equity financing, the proceeds of which were used to extinguish certain subordinated debt.

RESULTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 2005 COMPARED WITH YEAR ENDED DECEMBER 31, 2004

         NET SALES increased $1,027,724, or 17%, to $7,199,023 in the year ended December 31, 2005 from $6,171,299 for the corresponding period in 2004. This increase was primarily due to increased sales through multiple new distributors in the United States and the launch of our apparel line.

         GROSS PROFIT increased $145,384 to $3,155,284 in Fiscal 2005 from $3,009,900 for Fiscal 2004. Gross profit as a percentage of net sales, or gross margin, decreased 5.0% to 43.8% in Fiscal 2005 from 48.8% in Fiscal 2004. The decrease in gross margin was mainly attributable to a shift in product mix due in part to the start up of international and apparel sales, reduced pricing on the core line, and an increase in in-bound transportation costs, including air freight, between the comparative periods. This reduction in gross margin was partially offset by reduced product costs due to better pricing from our manufacturers.

         OPERATING EXPENSES increased $927,108, or 28.8%, to $4,140,873 in Fiscal 2005 from $3,213,765 in Fiscal 2004. As a percentage of net sales, operating expenses increased 5.4% to 57.5% in Fiscal 2005 from 52.1% in Fiscal 2004. The increased spending was primarily due to increased costs associated with implementing brand development initiatives, including the hiring of a public relations firm and the attendance at additional trade shows, expenses associated with the launch of our apparel line, costs related to the Merger and the Private Placement, and increased compensation expense.

         LOSS FROM OPERATIONS increased $781,724 or 383.5%, to $985,589 in Fiscal 2005 from $203,865 in Fiscal 2004. Loss from operations as a percentage of net sales increased to 13.7% in Fiscal 2005 from 3.3% in Fiscal 2004. This increase was primarily the result of an increase in operating expenses.

         INTEREST EXPENSE decreased $131,845 to $97,839 in Fiscal 2005 from $229,684 in Fiscal 2004. The decrease was primarily due to the extinguishment of the convertible note in January 2005, eliminating both the stated and intrinsic interest, along with reduced interest rates on the bank lines of credit. In 2004, $113,626 of interest was booked, which represented the fair value of warrants attached to the convertible note to stockholder.

         OTHER INCOME (EXPENSE) net was $3,972 in Fiscal 2005 as compared with $1,950 in Fiscal 2004.

         NET LOSS increased $647,857 to $1,080,256 in Fiscal 2005 from $432,399 in Fiscal 2004, as a result of the combination of each of the factors discussed above.

SEASONALITY AND QUARTERLY RESULTS

         Our business generally shows an increase in sales during the third and fourth quarters due primarily to a consistent increase in the sale of our winter glove line during this period. We typically generate 55% - 60% of our net sales during these months. Management has yet to determine whether our apparel line will affect the seasonality of our overall business.

         Our working capital, at any particular time, reflects the seasonality of our business. We expect inventory, accounts payable and accrued expenses to be higher in the third and fourth quarters in preparation for our winter selling season.

LIQUIDITY AND CAPITAL RESOURCES

         Our cash requirements are principally for working capital. Our need for working capital is seasonal, with the greatest requirements from July through the end of October each year as a result of our inventory build-up during this period for our fall and winter selling seasons. Historically, our main sources of liquidity have been borrowings under our existing revolving credit facility, the issuance of subordinated debt and the sale of equity.

         In Fiscal 2005, cash used in operating activities was $510,222 and consisted of a net loss of $1,080,256, decreased by non-cash items of $112,549 and by $457,485 in cash provided by operating assets and liabilities. Operating assets and liabilities consisted primarily of decreases in inventory of $490,205 and in deposits on inventory of $91,548 and increases in accounts payable and accrued expenses of $795,299, partially offset by an increase in accounts receivable of $845,575, prepaid expenses of $35,940, deposits of $22,254 and loan costs of $15,798

         In Fiscal 2004, cash provided by operating activities was $154,552 and consisted of a net loss of $432,399, increased by non-cash items of $188,371 and by $398,580 in cash provided by operating assets and liabilities. Operating assets and liabilities consisted primarily of decreases in accounts receivable of $282,789, inventory of $274,271 and reserve due from factor of $209,108, partially offset by an increase in deposits on inventory of $75,029 and a decrease in accounts payable and accrued expenses of $289,535.

         INVESTING ACTIVITIES during Fiscal 2005 and 2004 were primarily the result of capital expenditures, mainly for computer equipment and trademark applications. Cash used in investing activities decreased $11,693 to $33,498 for Fiscal 2005 from $45,191 in Fiscal 2004.

         FINANCING ACTIVITIES during Fiscal 2005 consisted primarily of our net borrowing under our existing asset-based credit facility, proceeds from the issuance of convertible note payable, proceeds from the issuance of common stock, proceeds from the exercise of warrants, financing provided by a captial lease and payments on subordinated debt. Cash used in financing activities increased $91,217 to $210,591 for Fiscal 2005 from $119,374 for Fiscal 2004. The increase in cash provided by financing activities was due to increased proceeds from the issuance of convertible note payable and common stock, the exercise of warrants, increased proceeds from bank lines of credit, and was partially offset by payments made to extinguish notes payable. We believe that our cash flows from operations and borrowings available to us under our senior secured credit facility, together with the net proceeds from the Private Placement, will be adequate to meet our liquidity needs and capital expenditure requirements for at least the next 18 months.

         Our ability to access these sources of liquidity may be negatively impacted by a decrease in demand for our products and the requirement that we meet certain borrowing conditions under our senior secured credit facility, as well as the other factors described in "Risk Factors."

CREDIT FACILITIES

         In 2003, we maintained a factoring agreement with our third party bank whereby we assigned certain of our accounts receivables with full recourse. This facility allowed us to borrow 75% against eligible accounts receivable, up to $1,000,000, while maintaining a funded reserve equal to 25% of the outstanding accounts receivable. All assets of the Company secured amounts borrowed under the terms of this agreement and were personally guaranteed by an officer of the Company. Interest on outstanding balances accrued at 18% per annum and matured in February 2004. In March 2004, we renewed this factoring agreement with an amended interest rate of 15%.

         In May 2004, we amended our senior secured loan facility from a funded reserve basis loan to a net funds employed loan (asset-based). All other terms remained the same.

         In March 2005, we renewed our senior secured loan facility with our bank at an interest rate of prime plus 3%. This agreement matures in May 2006.

         We also have a $250,000 revolving line of credit with our senior secured lender. We may borrow 30% against our eligible inventory, up to $250,000. Amounts borrowed under the terms of this agreement are secured by all of our assets, and are personally guaranteed by an Officer of the Company. Interest on outstanding loan balances under our revolving line of credit accrues at the same interest rates as our senior secured loan facility and also matures in May 2006.

SUBORDINATED DEBT

         On January 1, 2003, the Company had a convertible promissory note which was payable to the Company's majority stockholder, bearing interest at the rate of 9% per annum and secured by all assets of the Company. This note expired in August 2003, and the accrued interest of $174,452 was used by the stockholder to exercise warrants to purchase 2,282,392 shares of preferred stock in a cashless transaction while the principle amount of $505,437 was rolled into a new note on December 31, 2003. The interest rate on the new note was 8% per annum and also secured by all assets of the Company. The outstanding balance of this note was $413,210 at December 31, 2004. This note was paid in full in January 2005.

         In connection with this note, the Company issued a five year warrant exercisable into 505,437 shares of the Company's Series A convertible preferred stock at a per share exercise price of $0.10 valued at $146,577 and a five year warrant exercisable for 279,173 shares of the Company's common stock at a per share exercise price of $0.15 valued at $80,960. These warrants remained outstanding at December 31, 2004, and December 31, 2005.

         In October 2005, we issued a promissory note in the principal amount of $500,000 to Westrec Capital Partners, LLC in exchange for $500,000 in order to fund inventory purchases for the apparel launch along with the costs associated with the Contemplated Merger. The note accrues interest at a rate equal to (a) the highest prime rate of interest per annum published in the Money Rate Table of the Western Edition of The Wall Street Journal, as adjusted on a daily basis, plus eight and one-quarter percent (8.25%) per annum, or (b) 15.00% per annum, in either case compounded annually. The note was set to mature on the earlier to occur of (a) April 21, 2006 or (b) the date on which Ironclad has received an aggregate of $500,000 from the sale(s) of its equity securities in one or a series of transactions. The Company has received a 30 day extention of the April 21, 2006 maturity date.

OFF-BALANCE SHEET ARRANGEMENTS

         We currently do not have any off-balance sheet arrangements or financing activities with special purpose entities.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

         Our Management's Discussion and Analysis of Financial Condition and Results of Operations section discusses our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. To prepare these financial statements, we must make estimates and assumptions that affect the reported amounts of assets and liabilities. These estimates also affect our reported revenues and expenses. On an ongoing basis, Management evaluates its estimates and judgment, including those related to revenue recognition, accrued expenses, financing operations and contingencies and litigation. Management bases its estimates and judgment on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The following represents a summary of our critical accounting policies, defined as those policies that we believe are the most important to the portrayal of our financial condition and results of operations and that require management's most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain.

REVENUE RECOGNITION

         Under our sales model, a customer is obligated to pay us for products sold to it within a specified number of days from the date that title to the products is transferred to the customer. Our standard terms are typically net 30 days from the transfer of title to the products to a customer. We typically collect payment from a customer within 30 to 45 days from the transfer of title to the products to a customer. Transfer of title occurs and risk of ownership passes to a customer at the time of shipment or delivery, depending on the terms of our agreement with a particular customer. The sale price of our products is substantially fixed or determinable at the date of sale based on purchase orders generated by a customer and accepted by us. A customer's obligation to pay us for products sold to it is not contingent upon the resale of those products. We recognize revenue at the time product is delivered to a customer.

         INVENTORY OBSOLESCENCE ALLOWANCE

         We review the inventory level of all products quarterly. For all items that have been in the market for one year or greater, we consider inventory levels of greater than one year's sales to be excess. Products that are no longer part of the current product offering are considered obsolete. The potential for re-sale of slow-moving and obsolete inventories is based upon our assumptions about future demand and market conditions. The recorded cost of both slow-moving and obsolete inventories is then reduced to zero. For 2005 we increased our inventory reserve and recorded a corresponding increase in cost of goods sold of approximately $10,000. For 2004 we increased our inventory reserve and recorded a corresponding increase in cost of goods sold of approximately $-0- for excess and obsolete inventory. All adjustments establish a new cost basis for inventory as we believe such reductions are permanent declines in the market price of our products. Generally, obsolete inventory is sold to companies that specialize in the liquidation of these items or contributed to charities, while we continue to market slow-moving inventories until they are sold or become obsolete. As obsolete or slow-moving inventory is sold or disposed of, we reduce the reserve. During 2005 and 2004, we sold inventories previously reserved for and accordingly reduced the reserve by approximately $9,000 and $10,000, respectively. For 2005 and 2004, gains recorded as a result of sales of obsolete inventory above the reserved amount were not significant to our results of operations and accounted for less than 1% our total net sales. Although we have no specific statistical data on this matter, we believe that our practices are reasonable and consistent with those of our industry.

         ALLOWANCE FOR DOUBTFUL ACCOUNTS

         We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. Our current customers consist of large national, regional and smaller independent customers with good payment histories with us. Since we have not experienced any previous payment defaults with any of our current customers, our allowance for doubtful accounts is minimal. We perform periodic credit evaluations of our customers and maintain allowances for potential credit losses based on management's evaluation of historical experience and current industry trends. If the financial condition of our customers were to deteriorate, resulting in the impairment of their ability to make payments, additional allowances may be required. New customers are evaluated through Dun & Bradstreet before terms are established. Although we expect to collect all amounts due, actual collections may differ.

         PRODUCT RETURNS

         The Company has a warranty policy that covers defects in workmanship. We allow our customers to return damaged or defective products to us following a customary return merchandise authorization process. We also allow for some stock adjustments returns, typically for new customers, whereby the customer is given the opportunity to `trade out' of a style of product that does not sell well in their territory, usually in exchange for another product, again following the customary return merchandise authorization process. For both types of returns we utilize actual historical return rates to determine our allowance for returns in each period. Gross sales is reduced by estimated returns. We record a corresponding accrual for the estimated liability associated with the estimated returns. This estimated liability is based on the gross sales of the products corresponding to the estimated returns. This accrual is offset each period by actual product returns.

         Our current estimated future warranty product return rate is approximately 1.0% and our current estimated future stock adjustment return rate is approximately 0.5%. As noted above, our return rate is based upon our past history of actual returns and we estimate amounts for product returns for a given period by applying this historical return rate and reducing actual gross sales for that period by a corresponding amount. We believe that using a trailing 12-month return rate provides us with a sufficient period of time to establish recent historical trends in product returns for two primary reasons;
(1) our products useful life is approximately 3-4 months and (2) we are able to quickly correct any significant quality issues as we learn about them. If an unusual circumstance exists, such as a product that has begun to show materially different actual return rates as compared to our average 12-month return rates, we will make appropriate adjustments to our estimated return rates. Factors that could cause materially different actual return rates as compared to the 12-month return rates include a new product line, a change in materials or product being supplied by a new factory.

         Although we have no specific statistical data on this matter, we believe that our practices are reasonable and consistent with those of our industry.

         Our warranty terms under our arrangements with our suppliers do not provide for individual products returned by retailers or retail customers to be returned to the vendor.

         INCOME TAXES

         Income taxes are provided for the tax effects of the transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to the difference between the basis of the allowances for returns and doubtful accounts and for inventory obsolescence, accrued payroll and bonus and net operating loss carryforwards for financial and income tax reporting.

The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

         Deferred tax assets and liabilities are reflected at income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized. As the Company has reported losses for 2003, 2004 and 2005, we have taken the conservative approach, and fully reserved the deferred tax assets.

NEW ACCOUNTING PRONOUNCEMENTS

         Note 1 to our financial statements for Fiscal 2004 and Fiscal 2005, sets forth certain accounting pronouncements that are applicable to our financial statements.

QUALITATIVE AND QUANTITATIVE DISCLOSURES ABOUT MARKET RISK

         INTEREST RATES.

         Because our senior  secured  credit  facility  will bear  interest at a variable rate, we will be exposed to market risks relating to changes in interest rates. Both revolving portions of this facility will bear interest on their outstanding balance equal to Prime, as published in the Wall Street Journal from time to time, plus 3%. A hypothetical 100 basis point increase from the current interest level on $861,612, the amount outstanding under our existing revolving facilities at December 31, 2005, would result in approximately a $8,600 increase in interest expense over a one year period of time. We currently do not engage in any interest rate hedging activity and have no intention of doing so in the foreseeable future.

         FOREIGN EXCHANGE.

         We currently generate less than 5% of our net sales in Canada and Australia. The reporting currency for our financial statements is the U.S. Dollar. To date, net sales generated outside of the United States have all been generated in U.S. dollars and have not been significant. As a result, we have not been impacted materially by changes in exchange rates and do not expect to be impacted materially for the foreseeable future. However, as our net sales generated outside of the United States increase, and should future sales be generated in foreign currencies, our results of operations could be adversely impacted by changes in exchange rates. For example, if we recognize international sales in local foreign currencies, as the U.S. Dollar strengthens it would have a negative impact on our international results upon translation of those results into U.S. Dollars upon consolidation. We do not currently hedge foreign currency fluctuations and do not intend to do so for the foreseeable future.

         INFLATION

         Inflationary factors such as increases in the cost of our product and overhead costs may adversely affect our operating results. Although we do not believe that inflation has had a material impact on our financial position or results of operations to date, a high rate of inflation in the future may have an adverse effect on our ability to maintain current levels of gross margin and operating expenses as a percentage of net sales if the selling prices of our products do not increase with these increased costs.

YOU  SHOULD  CAREFULLY  CONSIDER  THE  FOLLOWING  RISK  FACTORS  AND  ALL  OTHER
INFORMATION CONTAINED IN THIS REPORT BEFORE PURCHASING SHARES OF OUR COMMON STOCK. INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. IF ANY OF THE FOLLOWING EVENTS OR OUTCOMES ACTUALLY OCCURS, OUR BUSINESS OPERATING RESULTS AND FINANCIAL CONDITION WOULD LIKELY SUFFER. AS A RESULT, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF THE MONEY YOU PAID TO PURCHASE OUR COMMON STOCK.

                                  RISK FACTORS
RISKS RELATING TO OUR BUSINESS

OUR OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY AND OUR STOCK PRICE COULD DECLINE OR FLUCTUATE IF OUR RESULTS DO NOT MEET THE EXPECTATION OF ANALYSTS OR INVESTORS.

         Management expects that we will experience substantial variations in our net sales and operating results from quarter to quarter. We believe that the factors which influence this variability of quarterly results include:

         o        the  timing  of  our   introduction   of  new  product  lines,
                  particularly our specialty apparel;

         o        the level of consumer acceptance of each new product line;

         o general economic and industry conditions that affect consumer spending and retailer purchasing;

         o        the availability of manufacturing capacity;

         o        the seasonality of the markets in which we participate;

         o        the timing of trade shows;

         o        the product mix of customer orders;

         o the timing of the placement or cancellation of customer orders;

         o        the weather;

         o        transportation delays;

         o        quotas and other regulatory matters; and

         o the timing of expenditures in anticipation of increased sales and actions of competitors.

         As a result of fluctuations in our revenue and operating expenses that may occur, management believes that period-to-period comparisons of our results of operations are not a good indication of our future performance. It is possible that in some future quarter or quarters, our operating results will be below the expectations of securities analysts or investors. In that case, our common stock price could fluctuate significantly or decline.

WE  MAY  NEED   ADDITIONAL   FUNDING  TO  SUPPORT  OUR  OPERATIONS  AND  CAPITAL
EXPENDITURES, WHICH MAY NOT BE AVAILABLE TO US AND WHICH LACK OF AVAILABILITY COULD ADVERSELY AFFECT OUR BUSINESS.

         We intend to fund our operations and capital expenditures from limited cash flow from operations, our cash on hand and the net proceeds of this offering. We believe we will have sufficient funds to finance the cost of our operations and planned expansion for the next 18 months. However, we expect that we may need additional capital to continue and expand our operations, in particular because we intend to expand our line of products, enter and compete in new markets and continue the rollout of our specialty apparel line. As part of our planned growth and expansion, we will be required to make expenditures necessary to expand and improve our operating and management infrastructure. We also plan to invest more heavily in research and development of new products, designs or services. In addition, we may need additional funds to pursue business opportunities (such as acquisitions of complementary businesses), to react to unforeseen difficulties or to respond to competitive pressures.

         If our capital resources are insufficient, we will need to raise additional funds. We currently have no committed sources of additional capital, and there can be no assurance that any financing arrangements will be available in amounts or on terms acceptable to us, if at all. Furthermore, the sale of additional equity or convertible debt securities may result in additional dilution to existing stockholders. If adequate additional funds are not available, we may be required to delay, reduce the scope of or eliminate material parts of the implementation of our business strategy. This limitation could substantially harm our business, results of operations and financial condition.

WE HAVE A HISTORY OF OPERATING LOSSES AND THERE CAN BE NO ASSURANCE THAT WE CAN ACHIEVE OR MAINTAIN PROFITABILITY.

         We have a history of operating losses and may not achieve or sustain profitability. We cannot guarantee that we will become profitable. Even if we achieve profitability, given the competitive and evolving nature of the industry in which we operate, we may not be able to sustain or increase profitability and our failure to do so would adversely affect our business, including our ability to raise additional funds.

WE MAY NOT BE ABLE TO EFFECTIVELY MANAGE OUR GROWTH.

         Our strategy envisions growing our business. We plan to expand our technology, sales, administrative and marketing organizations. Any growth in or expansion of our business is likely to continue to place a strain on our management and administrative resources, infrastructure and systems. As with other growing businesses, we expect that we will need to further refine and expand our business development capabilities, our systems and processes and our access to financing sources. We also will need to hire, train, supervise and manage new employees. These processes are time consuming and expensive, will increase management responsibilities and will divert management attention. We cannot assure you that we will be able to:

         o expand our systems effectively or efficiently or in a timely manner;

         o        allocate our human resources optimally;

         o        meet our capital needs;

         o        identify  and  hire  qualified   employees  or  retain  valued
                  employees; or

         o incorporate effectively the components of any business or product line that we may acquire in our effort to achieve growth.

         Our inability or failure to manage our growth and expansion effectively could harm our business and materially and adversely affect our operating results and financial condition.

SUBSTANTIALLY ALL OF OUR REVENUES HAVE BEEN DERIVED FROM A RELATIVELY LIMITED PRODUCT LINE CONSISTING OF WORK GLOVES, AND OUR FUTURE SUCCESS DEPENDS ON OUR ABILITY TO EXPAND OUR PRODUCT LINE AND ACHIEVE BROADER MARKET ACCEPTANCE OF OUR COMPANY AND OUR PRODUCTS.

         To date, our products have consisted mainly of high-performance specialty gloves, targeted primarily to the construction, general and industrial markets. Our success and the planned growth and expansion of our business depend on us achieving greater and broader acceptance in our existing market segments as well as in new segments. In particular, our success, growth and expansion depend largely on new and increasing sales of our recently launched specialty work apparel. We have little or virtually no experience in this line of business, which creates substantial uncertainty regarding our ability to succeed in this sector. We will be required to develop and execute a strategy for effectively marketing and distributing our specialty work apparel. We may be required to enter into new arrangements and relationships with vendors, suppliers and others. We also may be required to undertake new types of risks or obligations that we may be unable to manage. There can be no assurance that consumers will purchase our products or that retail outlets will stock our products. Though we plan to spend significant amounts on promotion, marketing and advertising to increase product awareness, we cannot guarantee that these expenses will generate the desired product awareness or commensurate increase in sales of our products. If we are unable to effectively market and distribute our specialty work apparel or expand into new market segments, we will be unable to grow and expand our business or implement our business strategy as described in this report. This could materially impair our ability to increase sales and revenue and materially and adversely affect our margins, which could harm our business and cause our stock price to decline.

WE  MAY  BE  UNABLE  TO  COMPETE   SUCCESSFULLY   AGAINST  EXISTING  AND  FUTURE
COMPETITORS, WHICH COULD DECREASE OUR REVENUE AND MARGINS AND HARM OUR BUSINESS.

         The performance glove and specialty work apparel segments of the apparel industry are highly competitive. Our future growth and financial success depend on our ability to further penetrate and expand our existing distribution channels and to increase the size of our average annual net sales per account in these channels, as well as our ability to penetrate and expand other distribution channels. For example, we encounter competition in our existing workwear distribution channel from Gorgonz, among others. Unknown or unforeseen new entrants into our distribution channels, particularly low-cost overseas producers, will further increase the level of competition in these channels. There can be no assurance that we will be able to maintain our growth rate or increase our market share in our distribution channels at the expense of existing competitors and other apparel manufacturers choosing to enter the market segments in which we compete. In addition, there can be no assurance that we will be able to enter and achieve significant growth in other distribution channels.

FAILURE TO EXPAND INTO NEW DISTRIBUTION CHANNELS AND NEW INTERNATIONAL MARKETS COULD MATERIALLY AND ADVERSELY IMPACT OUR GROWTH PLAN AND PROFITABILITY.

         Our sales growth depends in part on our ability to expand from the specialty retail channels that we have focused on for the past seven years into new distribution channels, particularly high-volume big box hardware chains.
Failure to expand into these mass-market channels could severely limit our growth.

         Our business plan also depends in part on our ability to expand into international markets. We have begun the distribution of our products in Japan and Australia, and we are in the process of establishing distribution networks in Canada and the United Kingdom. Failure to expand international sales through these and other markets could limit our growth capability and leave us vulnerable solely to United States market conditions.

OUR DEPENDENCE ON INDEPENDENT MANUFACTURERS REDUCES OUR ABILITY TO CONTROL THE MANUFACTURING PROCESS, WHICH COULD HARM OUR SALES, REPUTATION AND OVERALL PROFITABILITY.

         We depend on independent contract manufacturers to maintain sufficient manufacturing and shipping capacity in an environment characterized by declining prices, labor shortages, continuing cost pressure and increased demands for product innovation and speed-to-market. This dependence could subject us to difficulty in obtaining timely delivery of products of acceptable quality. In addition, a contractor's failure to ship products to us in a timely manner or to meet the required quality standards could cause us to miss the delivery date requirements of our customers. The failure to make timely deliveries may cause our customers to cancel orders, refuse to accept deliveries, impose non-compliance charges through invoice deductions or other charge-backs, demand reduced prices or reduce future orders, any of which could harm our sales, reputation and overall profitability.

         We do not have long-term contracts with any of our independent contractors and any of these contractors may unilaterally terminate their relationship with us at any time. While management believes that there exists an adequate supply of contractors to provide products and services to us, to the extent we are not able to secure or maintain relationships with independent contractors that are able to fulfill its requirements, our business would be harmed.

         We have initiated standards for our suppliers, and monitor our independent contractors' compliance with applicable labor laws, but we do not control our contractors or their labor practices. The violation of federal, state or foreign labor laws by one of our contractors could result in us being subject to fines and our goods that are manufactured in violation of such laws being seized or their sale in interstate commerce being prohibited. To date, we have not been subject to any sanctions that, individually or in the aggregate, have had a material adverse effect on our business, and we are not aware of any facts on which any such sanctions could be based. There can be no assurance, however, that in the future we will not be subject to sanctions as a result of violations of applicable labor laws by our contractors, or that such sanctions will not have a material adverse effect on our business and results of operations.

TRADE MATTERS MAY DISRUPT OUR SUPPLY CHAIN, WHICH COULD RESULT IN INCREASED EXPENSES AND DECREASED SALES.

            We cannot predict whether any of the countries in which our merchandise currently is manufactured or may be manufactured in the future will be subject to additional trade restrictions imposed by the U.S. and other foreign governments, including the likelihood, type or effect of any such restrictions. Trade restrictions, including increased tariffs or quotas, embargoes, safeguards and customs restrictions, against apparel items, as well as U.S. or foreign labor strikes, work stoppages or boycotts, could increase the cost or reduce the supply of apparel available to us and adversely affect our business, financial condition and results of operations. Although the quota system established by the Agreement on Textiles and Clothing was completely phased out for World Trade Organization countries effective January 1, 2005, there can be no assurances that restrictions will not be reestablished for certain categories in specific countries. We are unable to determine the impact of the changes to the quota system on our sourcing operations, particularly in China. Our sourcing operations may be adversely affected by trade limits or political and financial instability resulting in the disruption of trade from exporting countries, significant fluctuation in the value of the U.S. dollar against foreign currencies, restrictions on the transfer of funds and/or other trade disruptions.

OUR INTERNATIONAL OPERATIONS AND THE OPERATIONS OF OUR MANUFACTURERS AND SUPPLIERS IN CHINA ARE SUBJECT TO ADDITIONAL RISKS THAT ARE BEYOND OUR CONTROL AND THAT COULD HARM OUR BUSINESS.

            All of our glove products are manufactured by a single manufacturer operating in China. Although our specialty apparel products are currently manufactured in the United States, we may in the future use offshore manufacturers for all or some of these products. In addition, approximately 5% of our fiscal 2005 net revenues were generated through international sales and we plan to increase our sales to international markets in the future. As a result of our international manufacturing and sales, we are subject to additional risks associated with doing business abroad, including:

         o political unrest, terrorism and economic instability resulting in the disruption of trade from foreign countries in which our products are manufactured;

         o        difficulties  in  managing   foreign   operations,   including
                  difficulties   associated   with   inventory   management  and
                  collection on foreign accounts receivable;

         o        dependence on foreign distributors and distribution networks;

         o currency exchange fluctuations and the ability of our Chinese manufacturers to change the prices they charge us based on fluctuations in the value of the US dollar relative to that of the Chinese Yuan;

         o the imposition of new laws and regulations, including those relating to labor conditions, quality and safety standards as well as restrictions on the transfer of funds;

         o        disruptions or delays in shipments;

         o changes in local economic and non-economic conditions and standards in which our manufacturers, suppliers or customers are located; and

         o        reduced   protection  for  intellectual   property  rights  in
                  jurisdictions outside the United States.

         These and other factors beyond our control could interrupt our manufacturers' production in offshore facilities, influence the ability of our manufacturers to export our products cost-effectively or at all, inhibit our and our unaffiliated manufacturer's ability to produce certain materials and influence our ability to sell our products in international markets, any of which could have an adverse effect on our business, financial conditions and operations.

WE MAY NOT BE ABLE TO ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY RIGHTS.

         We rely in part on patent, trade secret, unfair competition, trade dress and trademark law to protect our rights to certain aspects of our products, including product designs, proprietary manufacturing processes and technologies, product research and concepts and recognized trademarks, all of which we believe are important to the success of our products and our competitive position. There can be no assurance that any of our pending patent or trademark applications will result in the issuance of a registered patent or trademark, or that any patent or trademark granted will be effective in thwarting competition or be held valid if subsequently challenged. In addition, there can be no assurance that the actions taken by us to protect our proprietary rights will be adequate to prevent imitation of our products, that our proprietary information will not become known to competitors, that we can meaningfully protect our rights to unpatented proprietary information or that others will not independently develop substantially equivalent or better products that do not infringe on our intellectual property rights. We could be required to devote substantial resources to enforce our patent and protect our intellectual property, which could divert our resources and result in increased expenses. In addition, an adverse determination in litigation could subject us to the loss of our rights to a particular patent or other intellectual property, could require us to grant licenses to third parties, could prevent us from manufacturing, selling or using certain aspects of our products or could subject us to substantial liability, any of which could harm our business.

WE MAY BECOME SUBJECT TO LITIGATION FOR INFRINGING THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS.

         Others may initiate claims against us for infringing on their intellectual property rights. We may be subject to costly litigation relating to such infringement claims and we may be required to pay compensatory and punitive damages or license fees if we settle or are found culpable in such litigation, we may be required to pay damages, including punitive damages. In addition, we may be precluded from offering products that rely on intellectual property that is found to have been infringed by us. We also may be required to cease offering the affected products while a determination as to infringement is considered. These developments could cause a decrease in our operating income and reduce our available cash flow, which could harm our business and cause our stock price to decline.

WE MAY BE UNABLE TO ATTRACT AND RETAIN QUALIFIED, EXPERIENCED, HIGHLY SKILLED PERSONNEL, WHICH COULD ADVERSELY AFFECT THE IMPLEMENTATION OF OUR BUSINESS PLAN.

         Our success depends to a significant degree upon our ability to attract, retain and motivate skilled and qualified personnel. If we fail to attract, train and retain sufficient numbers of these qualified people, our prospects, business, financial condition and results of operations will be materially and adversely affected. In particular, we are heavily dependent on the continued services of Eduard Jaeger and the other members of our senior management team. We do not have long-term employment agreements with any of the members of our senior management team, each of whom may voluntarily terminate his employment with us at any time. Following any termination of employment, these employees would not be subject to any non-competition covenants. The loss of any key employee, including members of our senior management team, and our inability to attract highly skilled personnel with sufficient experience in our industries could harm our business.

OUR SENIOR MANAGEMENT'S LIMITED RECENT EXPERIENCE MANAGING A PUBLICLY TRADED COMPANY MAY DIVERT MANAGEMENT'S ATTENTION FROM OPERATIONS AND HARM OUR BUSINESS.

         Our management team has relatively limited recent experience managing a publicly traded company and complying with federal securities laws, including compliance with recently adopted disclosure requirements on a timely basis. Our management will be required to design and implement appropriate programs and policies in responding to increased legal, regulatory compliance and reporting requirements, and any failure to do so could lead to the imposition of fines and penalties and harm our business.

RISKS RELATING TO OUR INDUSTRY

IF WE ARE NOT ABLE TO RESPOND TO THE ADOPTION OF TECHNOLOGICAL INNOVATION IN OUR INDUSTRY AND CHANGES IN CONSUMER DEMAND, OUR PRODUCTS WILL CEASE TO BE COMPETITIVE, WHICH COULD RESULT IN A DECREASE IN REVENUE AND HARM OUR BUSINESS.

         Our future success will depend, in part, on our ability to keep up with changes in consumer tastes and our continued ability to differentiate our products through implementation of new technologies, such as new materials and fabrics. We may not, however, be able to successfully do so, and our competitors may be able to produce designs that are more appealing, implement new technologies or innovations in their design, or manufacture their products at a much lower cost. These types of developments could render our products less competitive and possibly eliminate any differentiating advantage in design and materials that we might hold at the present time.

WE ARE SUSCEPTIBLE TO GENERAL ECONOMIC CONDITIONS, AND A DOWNTURN IN OUR INDUSTRIES OR A REDUCTION IN SPENDING BY CONSUMERS COULD ADVERSELY AFFECT OUR OPERATING RESULTS.

         The apparel industry in general has historically been characterized by a high degree of volatility and subject to substantial cyclical variations. Our operating results will be subject to fluctuations based on general economic conditions, in particular conditions that impact consumer spending and construction and industrial activity. A downturn in the construction, industrial or housing sectors could be expected to directly and negatively impact sales of protective gear to workers in these sectors, which could cause a decrease in revenue and harm our sales.

         Difficult economic conditions could also increase the risk of extending credit to our retailers. In the event we enter into a factoring relationship, a customer's financial problems would limit the amount of customer receivables that we could assign to such factor on the receivables, and could cause us to assume more credit risk relating to those assigned receivables or to curtail business with that customer.

GOVERNMENT REGULATION AND SUPERVISION

         Any negative changes to international treaties and regulations such as NAFTA and to the effects of international trade agreements and embargoes imposed by such entities such as the World Trade Organization which could result in a rise in trade quotas, duties, taxes and similar impositions or which could limit the countries from whom we can purchase our fabric or other component materials, or which could limit the countries where we might market and sell our products, could have an adverse effect on our business.

         Any changes in regulation by the Federal Trade Commission with respect to labeling and advertising of our products could have an adverse affect on our business. The FTC requires apparel companies to provide a label clearly stating the country of origin of manufacture and the company's apparel registration number and a second label stating washing instructions for the product. A change in these requirements could add additional cost to the production of our products, though we do not believe that this additional cost would be material, especially in relation to the cost of producing our products.

RISKS RELATING TO OUR COMMON STOCK

THERE IS A LIMITED TRADING MARKET FOR OUR COMMON STOCK.

         Although prices for our shares of common stock are quoted on NASD's OTC Bulletin Board (under the symbol ICPW.OB), there is no established public trading market for our common stock, and no assurance can be given that a public trading market will develop or, if developed, that it will be sustained.

THE  LIQUIDITY  OF OUR COMMON  STOCK WILL BE  AFFECTED  BY ITS  LIMITED  TRADING
MARKET.

         Bid and ask prices for shares of our common stock are quoted on the Over-the-Counter Bulletin Board under the symbol ICPW.OB. We expect to continue to have our shares quoted under that symbol. There is currently no broadly followed, established trading market for our common stock. While we are hopeful that following the Merger, we will command the interest of a greater number of investors, an established trading market for our shares of common stock may never develop or be maintained. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders. The absence of an active trading market reduces the liquidity of our common stock. As a result of the lack of trading activity, the quoted price for our common stock on the OTC Bulletin Board is not necessarily a reliable indicator of its fair market value. Further, if we cease to be quoted, holders of our common stock would find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our common stock, and the market value of our common stock would likely decline.

IF AND WHEN A TRADING MARKET FOR OUR COMMON STOCK DEVELOPS, THE MARKET PRICE OF OUR COMMON STOCK IS LIKELY TO BE HIGHLY VOLATILE AND SUBJECT TO WIDE FLUCTUATIONS, AND YOU MAY BE UNABLE TO RESELL YOUR SHARES AT OR ABOVE THE OFFERING PRICE.

         The market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including announcements of new products or services by our competitors. In addition, the market price of our common stock could be subject to wide fluctuations in response to a variety of factors, including:

         o        quarterly variations in our revenues and operating expenses;

         o developments in the financial markets, apparel industry and the worldwide or regional economies;

         o announcements of innovations or new products or services by us or our competitors;

         o announcements by the government that affect international trade treaties;

         o fluctuations in interest rates and / or the asset backed securities market;

         o significant sales of our common stock or other securities in the open market;

         o        variations in interest rates; and

         o        changes in accounting principles.

         In the past, stockholders have often instituted securities class action litigation after periods of volatility in the market price of a company's securities. If a stockholder were to file any such class action suit against us, we would incur substantial legal fees and our management's attention and resources would be diverted from operating our business to respond to the litigation, which could harm our business.

SUBSTANTIAL FUTURE SALES OF OUR COMMON STOCK IN THE PUBLIC MARKET COULD CAUSE OUR STOCK PRICE TO FALL.

         Upon the effectiveness of the Registration Statement, a significant number of our shares of common stock will become eligible for sale. The sale of these shares could depress the market price of our common stock. Sales of a significant number of shares of our common stock in the open market could harm the market price of our common stock. A reduced market price for our shares could make it more difficult to raise funds through future offering of common stock. We expect that the resale of up to 27,008,603 shares of our common stock will be registered within 150 days following the closing of the Private Placement and Merger, assuming the exercise of piggyback registration rights held by the beneficial holder of 500,000 warrants to purchase our common stock. The shares that may be covered in this registration consist of shares: (i) sold in the Private Placement, (ii) purchasable under the Private

Placement and Placement Agent warrants, (iii) received by certain Ironclad California stockholders pursuant to the terms of the Merger; (iv) purchasable under certain outstanding Ironclad California warrants assumed by us pursuant to the terms of the Merger; (v) purchasable under warrants issued by us to Westrec Corporation and investors in the Ironclad California Stockholder Bridge Financing.

         Moreover, as additional shares of our common stock become available for resale in the open market (including shares issued upon the exercise of our outstanding warrants), the supply of our publicly traded shares will increase, which could decrease its price. Gemini and the investors introduced by Gemini will have certain demand registration rights with respect to the resale of their 3,489,444 shares pursuant to separate arrangements with the Company. Brean Murray will also have demand rights with respect to the resale of the shares underlying the Placement Agent Warrants pursuant to separate arrangements with us. The resale of these shares and shares underlying the Placement Agent Warrants may be registered subsequently pursuant to these demand registration rights to the extent they are not included in the registration statement to be filed for registering the resale of shares within 150 days following the closing of the Merger and Private Placement.

         8,586,953 of the 27,008,603 shares expected to be registered within 150 days following the closing of the Merger and Private Placement will be subject to restrictions on transfer set forth in Lock-Up Agreements. Under the Lock-Up Agreements, 8,586,953 shares will only be released from restriction on the first anniversary of the effective date of the Merger, subject to certain exceptions described in our Lock-Up Agreement with the holders of up to 2,089,444 of shares of our common stock issued and outstanding prior to the Merger. We, with the consent of the Placement Agents, may also elect to waive the Lock-Up Agreement restrictions as to certain shares. The release of shares from Lock-Up Agreements may have a negative impact on our stock price if such released shares are sold by their holders.

         Some of our shares may also be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market for our shares. In general, a person who has held restricted shares for a period of one year may, upon filing with the SEC a notification on Form 144, sell into the market shares up to an amount equal to 1% of the outstanding shares. The resale of the 3,489,444 shares held by Gemini and investors introduced by Gemini may be registered as discussed above, but these shares also may currently be eligible for sale under Rule 144.

THE SALE OF SECURITIES BY US IN ANY EQUITY OR DEBT FINANCING COULD RESULT IN DILUTION TO OUR EXISTING STOCKHOLDERS AND HAVE A MATERIAL ADVERSE EFFECT ON OUR EARNINGS.

         Any sale of common stock by us in a future private placement offering could result in dilution to the existing stockholders as a direct result of our issuance of additional shares of our capital stock. In addition, our business strategy may include expansion through internal growth, by acquiring complementary businesses, by acquiring or licensing additional brands, or by establishing strategic relationships with targeted customers and suppliers. In order to do so, or to finance the cost of our other activities, we may issue additional equity securities that could dilute our stockholders' stock ownership. We may also assume additional debt and incur impairment losses related to goodwill and other tangible assets if we acquire another company and this could negatively impact our earnings and results of operations.

THE TRADING OF OUR COMMON STOCK ON THE OVER-THE-COUNTER BULLETIN BOARD AND THE POTENTIAL DESIGNATION OF OUR COMMON STOCK AS A "PENNY STOCK" COULD IMPACT THE TRADING MARKET FOR OUR COMMON STOCK.

         Our securities, as traded on the Over-the-Counter Bulletin Board, may be subject to SEC rules that impose special sales practice requirements on broker-dealers who sell these securities to persons other than established customers or accredited investors. For the purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction before the sale. Consequently, the rule may affect the ability of broker-dealers to sell our securities and also may affect the ability of purchasers to sell their securities in any market that might develop therefore.

         In addition, the SEC has adopted a number of rules to regulate "penny stock" that restrict transactions involving these securities. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended. These rules may have the effect of reducing the liquidity of penny stocks. "Penny stocks" generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Because our securities may constitute "penny stock" within the meaning of the rules, the rules would apply to us and to our securities.

         Stockholders should be aware that, according to SEC, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

WE HAVE NOT PAID DIVIDENDS IN THE PAST AND DO NOT EXPECT TO PAY DIVIDENDS FOR THE FORESEEABLE FUTURE, AND ANY RETURN ON INVESTMENT MAY BE LIMITED TO POTENTIAL FUTURE APPRECIATION ON THE VALUE OF OUR COMMON STOCK.

         We currently intend to retain any future earnings to support the development and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our Board of Directors after taking into account various factors, including without limitation, our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. To the extent we do not pay dividends, our stock may be less valuable because a return on investment will only occur if and to the extent our stock price appreciates, which may never occur. In addition, investors must rely on sales of their common stock after price appreciation as the only way to realize their investment, and if the price of our stock does not appreciate, then there will be no return on investment. Investors seeking cash dividends should not purchase our common stock.

OUR OFFICERS, DIRECTORS AND PRINCIPAL STOCKHOLDERS CAN EXERT SIGNIFICANT INFLUENCE OVER US AND MAY MAKE DECISIONS THAT ARE NOT IN THE BEST INTERESTS OF ALL STOCKHOLDERS.

         Our officers, directors and principal stockholders (greater than 5% stockholders) collectively control approximately 22% of our outstanding common stock. As a result, these stockholders will be able to affect the outcome of, or exert significant influence over, all matters requiring stockholder approval, including the election and removal of directors and any change in control. In particular, this concentration of ownership of our common stock could have the effect of delaying or preventing a change of control of us or otherwise discouraging or preventing a potential acquirer from attempting to obtain control of us. This, in turn, could have a negative effect on the market price of our common stock. It could also prevent our stockholders from realizing a premium over the market prices for their shares of common stock. Moreover, the interests of this concentration of ownership may not always coincide with our interests or the interests of other stockholders, and accordingly, they could cause us to enter into transactions or agreements that we would not otherwise consider.

ANTI-TAKEOVER PROVISIONS MAY LIMIT THE ABILITY OF ANOTHER PARTY TO ACQUIRE US, WHICH COULD CAUSE OUR STOCK PRICE TO DECLINE.

         Our Articles of Incorporation, as amended, our by-laws and Nevada law contain provisions that could discourage, delay or prevent a third party from acquiring us, even if doing so may be beneficial to our stockholders. In addition, these provisions could limit the price investors would be willing to pay in the future for shares of our common stock.

DESCRIPTION OF PROPERTY.

         We currently lease our office space under a month-to-month lease agreement. The facility is approximately 7,500 sq. ft, and is located in El Segundo, California. It is from this facility that we conduct all of our executive and administrative functions, and ship our products to our customers. We are currently in default under this lease since we did not obtain the consent of the landlord required in connection with the Merger.

         We are also party to a lease for new office and warehouse space of approximately 10,204 square feet, also in El Segundo. The facility is currently being built out and we anticipate that we will move into the new facility and terminate our month-to-month lease in June 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

         The following table sets forth certain information regarding our common stock beneficially owned on May 9, 2006, after giving effect to the closing of the Merger and the Private Placement for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding common stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. At May 9, 2006, we had 29,619,992 shares of common stock outstanding.

                   PRINCIPAL STOCKHOLDERS TABLE

                                                            NUMBER OF SHARES       PERCENTAGE OF
NAME OF BENEFICIAL OWNER                                    ENEFICIALLY OWNED    SHARES OUTSTANDING
--------------------------------------------------------    -----------------    ------------------
EXECUTIVE OFFICERS AND DIRECTORS:
Eduard Jaeger (1)......................................         4,612,964               15.1%
   Director, Chief Executive Officer
Thomas Walsh(2)........................................           244,669
   Executive Vice President, Chief Financial Officer
Rhonda Hoffarth (3)....................................           193,832                 *
   Executive Vice President, Chief Operating Officer
Kent Pachl(4)..........................................           255,404                 *
   Vice President Sales & Marketing
Thomas Kreig (5).......................................           121,394                 *
   Vice President of Finance, Secretary
R.D. Peter Bloomer(6) [Check if need to include CVM]...            35,955                 *
   Director
Vane B. Clayton (7)....................................           100,673                 *
   Director
Scott Alderton (8).....................................           289,477                 *
   Director
Directors and officers as a group (8 persons) (9)......         5,822,781               18.5%

5% STOCKHOLDERS:
CVM Equity Fund V Ltd., LLP (10).......................         5,052,176               16.8%
Context Capital Management LLC (11)....................         4,666,669               14.8%
Liberty View Capital Management Inc. (12)..............         3,500,001               11.2%
Crestview Capital Funds Ltd. (13)......................         1,983,333                6.5%

---------------------------
*    Less than 1%

(1) Includes (i) 990,272 shares of common stock held by Jaeger Family, LLC, of which Eduard Jaeger is a member and over which Eduard Jaeger has voting and investment power, and (ii) 863,708 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of June 8, 2006.
(2) Includes 154,516 shares of common stock reserved for issuance upon exercise of warrants currently exercisable.
(3) Includes 162,245 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of June 8, 2006.
(4) Consists of 223,817 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of June 8, 2006.
(5) Includes 81,843 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of June 8, 2006.
(6) Consists of 35,955 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of June 8, 2006.
(7) Includes of 100,673 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days.
(8) Includes 256,144 shares of common stock reserved for issuance upon exercise of certain warrants to purchase common stock which currently are exercisable or will become exercisable within 60 days of June 8, 2006.
(9) Consists of (i) 3,943,880 shares of common stock, (ii) 410,660 shares of common stock reserved for issuance upon exercise of certain warrants to purchase common stock which are currently exercisable or will be issued and exercisable within 60 days of June 8, 2006 (assuming the closing of the Contemplated Merger), and (ii) 1,468,242 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of June 8, 2006.
(10) Includes 415,782 shares of common stock reserved for issuance upon exercise of certain warrants to purchase common stock which currently are exercisable or will be issued and exercisable within 60 days of June 8, 2006 (assuming the closing of the Contemplated Merger). Mr. Bloomer, our Chairman of the Board, is also the Chairman and Chief Executive Officer of Colorado Venture Management, Inc., which is the Managing Partner of CVM. Mr. Bloomer disclaims beneficial ownership of the securities held by this stockholder.
(11) Consists of (i) 278,068 and 2,388,600 shares of common stock held by Context Advantage Fund LP and Context Offshore Advantage Fund, Ltd., respectively, and (ii) warrants to purchase 208,551 and 1,791,450 shares of common stock held by Context Advantage Fund LP and Context Offshore Advantage Fund, Ltd., respectively. Context Capital Management LLC maintains voting and investment power over these shares.
(12) Consists of (i) 266,667, 1,066,667, and 666,667 shares of common stock held by LibertyView Special Opportunities Fund, LP, LibertyView Funds, LP, and Trust D (for a portion of the assets of Kodak Retirement Income
         Plan) respectively, and (ii) warrants to purchase 200,000 and 800,000 and 500,000 shares of common stock held by LibertyView Special Opportunities Fund, LP, LibertyView Funds, LP, and Trust D (for a portion of the assets of Kodak Retirement Income Plan) respectively. LibertyView Capital Management Inc. maintains voting and investment power over these shares.
(13)     Consists  of (i)  1,133,333  shares of common  stock held by  Crestview
         Capital Master, LLC and (ii) warrants to purchase 850,000 shares of common stock held by Crestview Capital Master, LLC.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

         Effective as of the closing of the Merger, Thomas Lamb resigned as our prior sole officer (see ITEM 5.02 "DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS") and the following officers were appointed by the newly constituted Board of Directors:

NAME                AGE     POSITION
----                ---     --------
Eduard Jaeger       45      Director, President and Chief Executive Officer
Thomas E. Walsh     57      Executive Vice President and Chief Financial Officer
Rhonda Hoffarth     45      Executive Vice President and Chief Operating Officer
Kent Pachl          39      Vice President of Sales & Marketing
Thomas Krieg        58      Vice President of Finance and Secretary

EDUARD JAEGER, DIRECTOR, PRESIDENT, CHIEF EXECUTIVE OFFICER & FOUNDER

         Mr. Eduard Jaeger founded Ironclad in 1998 and has served as a Director, President and Chief Executive Officer since that time. Mr. Eduard Jaeger has been Founder, co-Founder and President of a number of successful companies in the consumer products sector over a 20 year period. Prior to Ironclad, he developed extensive experience and expertise in innovative product design and development, overseas manufacturing, importing and exporting, sales and marketing, and forming worldwide distribution channels. Mr. Eduard Jaeger is the inventor of 6 U.S. patents and 2 patents pending, and has held executive positions in marketing and promotion.

THOMAS E. WALSH, EXECUTIVE VICE PRESIDENT & CHIEF FINANCIAL OFFICER

         Mr. Walsh joined us effective upon the closing of the Merger. Mr. Walsh has over 23 years of senior executive experience in the areas of finance and accounting, including private and public financing; investor relations; strategic planning; international business; mergers and acquisitions; organizational restructuring; and general management. Before joining Ironclad, Mr. Walsh served as Senior Vice President and Chief Financial Officer of Global Brand Marketing Inc. an international footwear wholesaler. Previously, Mr. Walsh served as Group Senior Vice President of the Broan NuTone Group of companies, an international manufacturer of residential building products. Prior to Broan NuTone, Mr. Walsh served as Chief Financial Officer of The Thermos Group of Companies, an international consumer products company and President of the North American Division and Chief Financial Officer of Tokheim Corporation, an NYSE listed international manufacturer of fluid and gas dispensing equipment. Mr. Walsh holds a Masters in Business Administration in Finance from DePaul University and a BS in Finance from the University of Illinois. Mr. Walsh is a Certified Public Accountant in the state of Illinois.

RHONDA HOFFARTH, EXECUTIVE VICE PRESIDENT & CHIEF OPERATING OFFICER

         Ms. Hoffarth was hired as our Executive Vice President & Chief Operating Officer in January 2003. Ms. Hoffarth has also previously served as Ironclad's interim Chief Financial Officer. Ms. Hoffarth has over 20 years of experience in operations and finance with growing consumer product companies. Prior to joining Ironclad, she spent 9 years with Bell Sports, Inc. in various roles, including Vice President of Operations, North American, helping the company grow from $45 million in revenue to over $200 million. Subsequently, Ms. Hoffarth spent two years as the Senior Vice President of Operations for Targus, Inc., a $500 million developer of mobile accessories. Both Bell Sports and Targus source their finished products from Asia and have multiple sales channels
(independent shops, regional and national accounts, big box accounts). Ms. Hoffarth received her Masters of Business Administration from the University of Southern California in 1992.

KENT PACHL, VICE PRESIDENT OF SALES & MARKETING

         Mr. Pachl joined us as our Vice President of Sales and Marketing in January 2005. Mr. Pachl has spent a total of 15 years in the consumer products and sporting goods industries with Dunlop/Maxfli Sports Corporation and more recently with Taylor Made-Adidas Golf Company. At Dunlop/Maxfli, he was Vice
President  of  Sales  and  helped   facilitate   the  sale  of  the  company  by
consolidating multiple divisions into one group. During his tenure at Taylor Made-Adidas golf, he held various senior management roles in International Sales, Taylor Made equipment and the Adidas footwear and apparel division. Mr. Pachl possesses a Bachelors of Science degree in Business Finance.

THOMAS KREIG, VICE PRESIDENT OF FINANCE AND SECRETARY

         Mr. Kreig joined us as Vice President of Finance and Secretary in September 2002. Before joining Ironclad, Mr. Kreig spent 18 years serving as Controller and Vice President of Finance at companies in several different industries. Most recently he served as Controller for In-Flight Network, LLC, a developer of satellite-based broadband communications for airline passengers. Prior to In-Flight Network, Mr. Kreig served as Vice President of Finance for Network Courier Services, Inc. From 1983 to 1996, Mr. Kreig served as Controller and Chief Financial Officer for Triple L Distributing Co., Inc. and Controller and Treasurer for a medical diagnostic equipment company where he was instrumental in helping to successfully execute an initial public offering. He is a CPA and received his Masters of Business Administration from the University of Detroit in Detroit, Michigan.

         At the closing of the Merger, the following new directors were appointed:

NAME                     AGE     POSITION
----                     ---     --------
R. D. Peter Bloomer      70      Chairman of the Board
Eduard Jaeger            45      Director, President and Chief Executive Officer
Vane P. Clayton          47      Director
Scott Alderton           46      Director

         Please see the biography of Eduard Jaeger set forth above.

R. D. PETER BLOOMER, CHAIRMAN OF THE BOARD

         Mr. Bloomer assumed the role of Chairman of the Board in April 2003. He is the Chairman and Chief Executive Officer of Colorado Venture Management, Inc. and Managing Partner of CVM Equity Fund V, Ltd., LLP, which is Ironclad's largest stockholder. Prior to the formation of CVM, Mr. Bloomer was Vice President of Marketing for Head Ski & Tennis, Vice President of Operations for Hanson Industries and spent 11 years with IBM Sales and Marketing. Mr. Bloomer has served on the Boards of Directors of multiple private companies.

VANE P. CLAYTON, DIRECTOR

         Mr. Clayton joined the Ironclad Board of Directors in March 2004. Most recently he was the President of ZOLL Data Systems, a subsidiary of ZOLL Medical (NASDAQ: ZOLL), and has 18 years of experience in successfully building high growth technology companies. Prior to ZOLL Data Systems, he was President of Troy Wireless (formerly listed on NASDAQ & now OTC TROY.PK), which manufactured hardware components in Asia that sold throughout the world. Mr. Clayton brings experience in directing public companies in high growth sales and marketing strategies; new product and channel development; fund raising; Sarbanes-Oxley Act of 2004, Section 404 compliance; strategic positioning; and building successful teams.

SCOTT ALDERTON, DIRECTOR

         Mr. Alderton joined the Board of Ironclad in August 2002. He is a Founder and Partner of the law firm Stubbs Alderton and Markiles, LLP and has over eighteen years experience working with technology and emerging growth companies at all stages along their evolutionary path. He brings to the Board his expertise in capital formation, venture capital and financing transactions; mergers, acquisitions and divestitures; and the protection of copyrights, trademarks and trade secrets.

         Until further determination by the Board, the full Board of Directors will undertake the duties of the Audit Committee, Compensation Committee and Nominating Committee of the Board of Directors.

EXECUTIVE COMPENSATION

    IRONCLAD PERFORMANCE WEAR CORPORATION (FORMERLY EUROPA TRADE AGENCY LTD.)

       We did not have a bonus, profit sharing, or deferred compensation plan for the benefit of our employees, officers or directors since inception. We have not paid any other salaries or other compensation above $100,000 to our officers, directors or employees since inception. Further, we have not entered into an employment agreement with any of our officers, directors or any other persons. We has not accrued any officer compensation.

       There were no option grants to any executive officers during our fiscal year ended July 31, 2006, and no options were exercised by any executive officer during the fiscal year ended July 31, 2006.

       We did not pay any compensation to any director since inception.

    IRONCLAD CALIFORNIA

         EXECUTIVE OFFICER COMPENSATION. The following table sets forth the compensation paid to the Ironclad California executive officers for services rendered during the fiscal years ended December 2003, 2004 and 2005.

                 IRONCLAD CALIFORNIA SUMMARY COMPENSATION TABLE

         The following table sets forth information concerning all compensation paid to Ironclad's Executive Officers for services to Ironclad in all capacities for each of the three fiscal years ended December 31 indicated below.

                                                                                        LONG-TERM
                                                                                       COMPENSATION
                                                        ANNUAL COMPENSATION               AWARDS
                                              --------------------------------------   -----------
                                                                                         NUMBER OF
                               FISCAL YEAR                                              SECURITIES
NAME AND                          ENDED                                 OTHER ANNUAL    UNDERLYING
PRINCIPAL POSITION             DECEMBER 31,    SALARY         BONUS     COMPENSATION     OPTIONS *
---------------------------    ------------   -----------   ---------   ------------   -----------

Eduard Jaeger(1)                  2005        $175,000         --       $7,200(2)           --
   Chief Executive Officer,       2004        $160,769         --       $7,800(2)           --
   Director                       2003        $145,962(4)   $9,905(5)   $8,400 (6)        32,022

Rhonda Hoffarth                   2005        $140,000         --                           --
   Executive Vice President,      2004        $134,615         --                         21,573
   Chief Operating Officer        2003        $125,000         --           --           172,582

Kent Pachl (3)                    2005        $175,000         --       $7,200(2)        453,028
   Vice President Sales &         2004           -             --                           --
   Marketing                      2003           -             --           --              --

Thomas Kreig                      2005        $121,264         --                           --
   Vice President of Finance      2004        $117,568         --                           --
   Secretary                      2003        $107,291(7)   $1,684(5)       --            48,595

* The Number of Securities Underlying Options represents the number of shares of our common stock for which the Ironclad common stock underlying the originally issued options will be exchangeable upon consummation of the Merger.
(1) In 2005, Mr. Jaeger received options to purchase that number of shares of Ironclad common stock that were exchanged for options to purchase 276,131 shares of our common stock upon the closing of the Merger, as compensation for his provision of a personal guarantee of the Company's obligations under that certain Standard Industrial/Commercial Single-Tenant Lease by and between Park/El Segundo Partners, LLC and Ironclad Performance Wear Corporation, dated September 12, 2005, as amended (2201 Park Place, Suite 101, El Segundo, CA 90245). In 2003 Eduard Jaeger received options to purchase that number of shares of Ironclad common stock that were exchanged for options to purchase 431,455 shares of our common stock upon the closing of the Merger, as compensation for the provision of a personal guarantee of Ironclad's obligations pursuant to Ironclad's then current Business Loan Agreement (Asset Based) in the principal amount of $1,000,000, by and between Ironclad Performance Wear Corporation and Alliance Bank, and Business Loan Agreement (Asset Based) in the principal amount of $250,000, by and between Ironclad Performance Wear Corporation and Alliance Bank. Mr. Jaeger remains a guarantor under the Company's current Business Loan Agreement (Asset Based) in the principal amount of $1,000,000, by and between Ironclad Performance Wear Corporation and Alliance Bank, dated March 31, 2005 and the Company's Current Business Loan Agreement (Asset Based) in the principal amount of $250,000, by and between Ironclad Performance Wear Corporation and Alliance Bank, dated March 31, 2005.
(2) Represents an automobile allowance of $7,200, $7,800 in 2005 and 2004, respectively.
(3)  Mr. Pachl began his employment with Ironclad in January 2005. (
(4) $20,962 of this amount was actually paid in 2004 as a retroactive contingent payment for services provided in 2003.
(5)  Bonus amount paid in 2003 for services provided in 2002.

(6) Represents $8,400 paid as an automobile allowance. Mr. Eduard Jaeger also received $20,285 as a payment for tax gross-up related to the forgiveness of a debt approved by the Board of Directors of Ironclad in 2003.
(7) $5,839 of this amount was actually was paid in 2004 as a retroactive contingent payment for services provided in 2003.

OPTION GRANTS IN 2005

         The following table presents information regarding stock option grants during 2005 to our Named Executive Officers. The information in this table represents all options issued to our Named Executive Officers in connection with their services as officers of Ironclad California during 2005. The number of securities underlying the options granted and exercise price REPRESENTS THE NUMBER OF SHARES OF OUR COMMON STOCK FOR WHICH THE IRONCLAD COMMON STOCK UNDERLYING THE ORIGINALLY ISSUED OPTIONS WERE EXCHANGED, AND THE NEW EXERCISE PRICE THEREOF, UPON CONSUMMATION OF THE MERGER.

                                     Percent of
                                       Total
                       Number of      Options                             Potential Realizable Value at
NAME                   Securities    Granted To                           Assumed Annual Rates of Stock
                       Underlying     Employees   Exercise                 Appreciation for Option Term
                        Options       In Fiscal   Or Base     Expiration  ------------------------------
NAME                   Granted (1)    Year (4)    Price (5)     Date          5%($)             10%($)
--------------------   -----------  ------------  ---------    -------    ------------    --------------
Eduard Jaeger.......      276,131          28%      $0.35      9/02/15     $60,748.00        $154,633.00
Kent Pachl(2).......      366,737          37%      $0.35      9/21/15     $80,682.00        $205,372.00
Kent Pachl(3).......       86,291           9%      $0.35      9/21/15     $18,984.00        $48,322.00

----------
(1) Except for the options issued to Mr. Pachl, all of these options vest 1/36th per month over three years.
(2) Options vest 25% on the first year anniversary of grant and 1/24th of the balance each month thereafter until fully vested.
(3)  Options fully vested.
(4) Options covering an aggregate of 988,032 shares were granted to employees during fiscal 2005.

AGGREGATED  OPTION  EXERCISES  IN LAST  FISCAL YEAR AND FISCAL  YEAR-END  OPTION
VALUES

         The following table sets forth, for each of the Named Executive Officers, certain information regarding the exercise of stock options during fiscal 2005, and the number of shares of common stock underlying stock options held at fiscal year-end. Because there has been no trading activity in our common stock on the Over-The-Counter Bulletin Board, we have assumed the price of our common stock at our fiscal year end to be equal to the last price at which we sold securities ($0.75) for the purpose of calculating the value of unexercised in-the-money options held by our Named Executive Officer at fiscal year end. The number of securities underlying the options and exercise price represents the number of shares of our common stock for which the Ironclad common stock underlying the originally issued options were exchanged, and the new exercise price thereof, upon consummation of the Merger.

                                                   Number of Shares
                                               Underlying Unexercised        Value of Unexercised
                        Shares                 Options at Fiscal Year      In-The-Money Options at
                       Acquired     Value                End                   Fiscal Year End
Name                 On Exercise   Realized   Exercisable/Unexercisable   Exercisable/Unexercisable
------------------   -----------   --------   -------------------------   -------------------------

Eduard Jaeger             0            -           859,039/139,444            $644,279/$104,583

Rhonda Hoffarth           0            -           133,931/60,224              $100,448/$45,168

Kent Pachl                0            -           170,335/282,693            $127,751/$212,020

Thomas Kreig              0                         68,464/23,276              $51,348/$17,457

DIRECTOR COMPENSATION

Historically, non-employee directors of Ironclad California received $1,250 per quarter for attending meetings and serving on Ironclad California's Board of Directors. Since April 2000, non-employee directors of Ironclad California have each received options to purchase 300,000 shares of Ironclad California common stock upon their appointment to the Board. We expect to continue the practice of compensating our directors with options to purchase our common stock going forward. Compensation payable to non-employee directors may be adjusted from time to time, as approved by our Board of Directors.

EMPLOYMENT CONTRACTS

Except as described in this section, Ironclad California is not party to any employment agreements with any of its executive officers and we do not expect to have any employment agreements with our new executive officers upon consummation of the Merger.

Ironclad California executed a Separation Agreement with Eduard Jaeger effective in April 2004. Pursuant to the terms of the Separation Agreement, if Ironclad terminates Mr. Jaeger's employment with Ironclad California at any time other than for Cause, then Ironclad California must pay Mr. Jaeger (a) all accrued and unpaid salary and other compensation payable by the Company for services rendered through the termination date, payable in a lump sum payment on the termination date; and (b) a cash amount equal to Two Hundred Thousand Dollars ($200,000), payable in installments throughout the one (1) year period following the termination date in the same manner as Ironclad California pays salaries to its other executive officers. The Separation Agreement requires Mr. Jaeger to sign a general release and non-competition agreement in order to receive the lump sum payment. For the purposes of the Separation Agreement, termination for "Cause" means termination by reason of: (i) any act or omission knowingly undertaken or omitted by Executive with the intent of causing damage to Ironclad California, its properties, assets or business or its stockholders, officers, directors or employees; (ii) any improper act of Mr. Jaeger involving a material personal profit to him, including, without limitation, any fraud, misappropriation or embezzlement, involving properties, assets or funds of Ironclad or any of its subsidiaries; (iii) any consistent failure by Mr. Jaeger to perform his normal duties as directed by the Chairman of the Board, in the sole discretion of the Board; (iv) any conviction of, or pleading nolo contendere to, (A) any crime or offense involving monies or other property of Ironclad; (B) any felony offense; or (C) any crime of moral turpitude; or (v) the chronic or habitual use or consumption of drugs or alcoholic beverages. The Separation Agreement remains effective after the Merger.

INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS AND LIMITATION OF LIABILITY

We are a Nevada Corporation. The Nevada Revised Statutes and certain provisions of our Bylaws under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our bylaws and to the statutory provisions.

In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person's actions were in good faith, were believed to be in our best interest, and were not unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of the Board of Directors, by legal counsel, or by a vote of the stockholders, that the applicable standard of conduct was met by the person to be indemnified.

The circumstances under which indemnification is granted in connection with an action brought on our behalf is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. In such actions, the person to be indemnified must have acted in good faith and in a manner believed to have been in our best interest, and have not been adjudged liable for negligence or misconduct.

Indemnification may also be granted pursuant to the terms of agreements which may be entered in the future or pursuant to a vote of stockholders or directors. The statutory provision cited above also grants us the power to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a position, and such a policy may be obtained by us.

We do not have any indemnification agreements with any of our directors or executive officers.

A stockholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification by us is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we has been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

         Other than the employment arrangements described in the section below captioned "EMPLOYMENT CONTRACTS" and the transactions described below, since December 31, 2002, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

         o        in which the amount involved exceeds $60,000; AND

         o in which any director, executive officer, other stockholders of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

TRANSACTIONS WITH OFFICERS AND DIRECTORS

         Colorado Venture Management Equity Fund V, Ltd., LLP (or "CVM") entered into a Revolving Loan Agreement with Ironclad in November 2000. The related Revolving Promissory Note was periodically amended and/or replaced until the loan was repaid in full on January 4, 2005. At no time did the principal amount borrowed from CVM exceed $624,000. On December 31, 2003 accrued interest of $174,452 was used by CVM to exercise 2,282,392 warrants to purchase preferred stock of Ironclad in a cashless transaction. Mr. Bloomer, who is Chairman of the Board for Ironclad, is also the Chairman and Chief Executive Officer of Colorado Venture Management, Inc., which is the Managing Partner of CVM. Before the Merger, CVM held 29.83% of the issued and outstanding shares of Ironclad. These include shares of Ironclad common stock purchased by CVM in the Shareholder Bridge Financing. Upon the closing of the Merger and the Private Placement, CVM holds approximately 16.8% of the Company's issued and outstanding shares, including warrants to purchase 415,782 shares of our Company's Common

Stock, a portion of which were purchased as part of the units purchased in the Stockholder Bridge Financing completed in February 2006. These warrants will be exercisable an exercise price per share of $0.75.

         Mr. Alderton, an Ironclad Board member since August 2002, is a partner of the law firm, Stubbs, Alderton and Markiles, LLP ("SAM") which is Ironclad's attorney of record. SAM has been the Company's primary legal firm since 2002.

INDEBTEDNESS TO RELATED PARTIES

Ironclad California received $500,000 through a bridge loan from Westrec Corporation, which closed on October 20, 2005. The terms of these arrangements are described above in the Section captioned "BUSINESS OVERVIEW - WESTREC BRIDGE FINANCING." The loan was repaid in full upon the closing of the Private Placement.


                        DESCRIPTION OF OUR CAPITAL STOCK

The information set forth below is a general summary of our capital stock structure. As a summary, this Section is qualified by, and not a substitute for, the provisions of our amended and restated Certificate of Incorporation and amended and restated Bylaws.

AUTHORIZED CAPITAL STOCK

We are presently authorized under our Certificate of Incorporation to issue 172,744,750 shares of common stock, par value $0.001 per share. As of the closing of the Merger, including the issuance of warrants to Westrec Corporation and the investors in our Stockholder Bridge Financing, and after the completion of the Private Placement, we had 29,619,992 shares of common stock issued and outstanding, 2,588,314 shares of common stock reserved for issuance pursuant to issued and outstanding options to purchase our common stock and 10,594,206 shares of common stock reserved for issuance pursuant to issued and outstanding warrants to purchase our common stock.

COMMON STOCK

DIVIDEND RIGHTS

The holders of outstanding shares of common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that our Board may determine.

VOTING RIGHTS

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not provided for in our articles of incorporation, which means that the holders of a majority of the voting shares voted can elect all of the directors then standing for election.

NO PREEMPTIVE OR SIMILAR RIGHTS

Holders of common stock do not have preemptive rights, and common stock is not convertible or redeemable.

RIGHT TO RECEIVE LIQUIDATION DISTRIBUTIONS

Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to our stockholders are distributable ratably among the holders of common stock.

ANTI-TAKEOVER PROVISIONS

Certain provisions of our articles of incorporation and Nevada law may have the effect of delaying, deferring or discouraging another person from acquiring control of the Company.

NEVADA LAW

Nevada has enacted the following legislation that may deter or frustrate takeovers of Nevada corporations:

AUTHORIZED BUT UNISSUED STOCK. The authorized but unissued shares of our common stock are available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future public offering to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock may enable our Board to issue shares of stock to persons friendly to existing management.

EVALUATION OF ACQUISITION PROPOSALS. The Nevada Revised Statutes expressly permit our Board, when evaluating any proposed tender or exchange offer, any merger, consolidation or sale of substantially all of our assets, or any similar extraordinary transaction, to consider all relevant factors including, without limitation, the social, legal, and economic effects on the employees, customers, suppliers, and other of our constituencies of and our subsidiaries, and on the communities and geographical areas in which they operate. Our Board may also consider the amount of consideration being offered in relation to the then current market price for our outstanding shares of capital stock and our then current value in a freely negotiated transaction.

CONTROL SHARE ACQUISITIONS. We are subject to the Nevada control share acquisitions statute. This statute is designed to afford stockholders of public corporations in Nevada protection against acquisitions in which a person, entity or group seeks to gain voting control. With enumerated exceptions, the statute provides that shares acquired within certain specific ranges will not possess voting rights in the election of directors unless the voting rights are approved by a majority vote of the public corporation's disinterested stockholders. Disinterested shares are shares other than those owned by the acquiring person or by a member of a group with respect to a control share acquisition, or by any officer of the corporation or any employee of the corporation who is also a director. The specific acquisition ranges that trigger the statute are: acquisitions of shares possessing one-fifth or more but less than one-third of all voting power; acquisitions of shares possessing one-third or more but less than a majority of all voting power; or acquisitions of shares possessing a majority or more of all voting power. Under certain circumstances, the statute permits the acquiring person to call a special stockholders meeting for the purpose of considering the grant of voting rights to the holder of the control shares. The statute also enables a corporation to provide for the redemption of control shares with no voting rights under certain circumstances.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is Pacific Stock Transfer Company.

LISTING

Our common stock is currently quoted on the Over-The-Counter Bulletin Board under the trading symbol "ICPW.OB"

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

         Our common stock is currently listed for trading on the OTCBB under the symbol ICPW.OB. To date, there has been no trading of our common stock on the OTCBB.

         We have never paid dividends on our common stock. Ironclad California has never paid dividends on its common stock. We intend to retain any future earnings for use in our business.

RECENT SALES OF UNREGISTERED SECURITIES

PREFERRED STOCK TRANSACTIONS

        On December 31, 2003, Ironclad California issued 2,282,392 shares of Series A Convertible Preferred Stock pursuant to the exercise of warrants to purchase 714,290 shares at $0.05775 per share, warrants to purchase 1,152,269 shares at $0.075 per share and warrants to purchase 415,833 shares at $0.1125 per share. Upon the closing of the Merger these were converted into 984,750 shares of our common stock.

         On January 30, 2004, Ironclad California issued 3,900 shares of Series A Convertible Preferred Stock pursuant to the exercise of 3,900 warrants to purchase Ironclad California's Series A Convertible Preferred Stock at an exercise price of $0.05775 per share. Upon the closing of the Merger these were converted into 1,683 shares of our common stock.

         On January 30, 2004, Ironclad California issued 33,333 shares of Series B Convertible Preferred Stock pursuant to the exercise of 33,333 warrants to purchase Ironclad California's Series B Convertible Preferred Stock at an exercise price of $0.225 per share. Upon the closing of the Merger these were converted into 14,828 shares of our common stock.

         On February 14, 2005 Ironclad California issued 48,272 shares of Series A Convertible Preferred Stock pursuant to the cashless exercise provision of a warrant to purchase 64,940 shares of the Ironclad California's Series A Convertible Preferred Stock at an exercise price of $0.077 per share. Upon the closing of the Merger these were converted into 20,827 shares of our common stock.

         On September 12, 2005, Ironclad California issued 25,980 shares of Series A Convertible Preferred Stock pursuant to the exercise of 25,980 warrants to purchase Ironclad California's Series A Convertible Preferred Stock at an exercise price of $0.077 per share. Upon the closing of the Merger these were converted into 11,290 shares of our common stock.

COMMON STOCK TRANSACTIONS

         On May 9, 2006, we issued 9,761,588 shares of our common stock, and warrants to purchase 7,321,191 shares of our common stock at $1.00 per share to certain accredited investors in the Private Placement Financing.

         On May 9, 2006, we issued 16,368,960 shares of our common stock, and warrants to purchase 749,079 shares of our common stock to the former holders of Ironclad California's securities pursuant to the terms of the Merger Agreement.

         On May 9, 2006, we issued warrants to purchase an aggregate of 2,068,337 shares of our common stock pursuant to the terms of the Merger
Agreement and subject to certain contractual rights held by certain former investors in Ironclad California.

         On May 9, 2006, we issued warrants to purchase an aggregate of 683,311 shares of our common stock to the Placement Agents in the Private Placement financing pursuant to the terms of our agreements with them.

         Between July 15, 2003 and December 31, 2003, Ironclad California issued 160,833 shares of common stock for cash of $24,124 pursuant to the exercise of stock options under Ironclad California's 2000 Stock Option Plan. Upon the closing of the Merger these were converted into 69,392 shares of our common stock.

         Between January 30, 2004 and December 6, 2004, Ironclad California issued 29,886 shares of common stock for cash of $4,483 pursuant to the exercise of stock options under Ironclad California's 2000 Stock Option Plan. Upon the closing of the Merger these were converted into 12,894 shares of our common stock.

         On December 31, 2004, Ironclad California issued 2,250,000 shares of common stock for $337,500 pursuant to the sale of common stock at $0.15 per common share. Upon the closing of the Merger these were converted into 970,774 shares of our common stock.

         Between January 18, 2005 and January 21, 2005, Ironclad California issued 333,333 shares of common stock for cash of $50,000 pursuant to the sale of common stock at $0.15 per common share. Upon the closing of the Merger these were converted into 143,818 shares of our common stock.

         Between May 6, 2005 and September 20, 2005 Ironclad California issued 291,666 shares of common stock to a human resources recruiting firm in exchange for services. The services were valued at $43,750, and were based on the last sale price of common stock. Upon the closing of the Merger these were converted into 125,841 shares of our common stock

         In December 2005 Ironclad California issued 60,000 shares of common stock for cash of $9,000 pursuant to the exercise of stock options under our 2000 Stock Option Plan. Upon the closing of the Merger these were converted into 25,887 shares of our common stock.

STOCK WARRANTS

         On December 31, 2003, Ironclad California granted 279,173 common stock warrants as a penalty related to the late payoff and renegotiation of the convertible note to stockholder. The warrants were valued at $80,960 using the Black-Scholes option pricing model using the following assumptions: volatility of 177%; expected life of 5 years; dividends of $0; and risk-free interest rate of 3.220%. Upon the closing of the Merger these were converted into warrants to purchase 120,796 shares of our common stock.

         On December 31, 2003 Ironclad California granted 505,437 Series A Convertible Preferred warrants at an exercise price of $0.10 in conjunction with the renegotiation of the convertible note to stockholder. The warrants were valued at $146,577 using the Black-Scholes option pricing model using the following assumptions: volatility of 177%; expected life of 5 years; dividends of $0; and risk-free


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


interest rate of 3.250%. Upon the closing of the Merger these were converted into warrants to purchase 218,073 shares of our common stock.

         The issuance and sales of each of the securities described above were exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) of the Securities Act as transactions not involving any public offering, except for the shares of common stock issued upon exercise of options granted pursuant to Ironclad California's 2000 Stock Option Plan which were exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Rule 701 promulgated under the the Securities Act of 1933.

SECTION 3- SECURITIES AND TRADING MARKETS

ITEM 3.02         UNREGISTERED SALES OF EQUITY SECURITIES

         Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.01         CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         (b) On May 8, 2006, upon the closing of the Merger, our Board of Directors approved the appointment of Singer Lewak Greenbaum and Goldstein LLP ("Singer Lewak"), as its new independent registered public accounting firm. During our two most recent fiscal years and through the date of this Report on Form 8-K, we did not consult with Singer Lewak with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any other matters or reportable events listed in Item 304(a)(2)(i) or (ii) of Regulation S-B.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.01         CHANGES IN CONTROL OF REGISTRANT.

         Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

         Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

         In addition, our Board of Directors temporarily appointed Thomas Lamb, our former Chief Executive Officer and Chief Financial Officer as our Chief Executive Officer and Chief Financial Officer for the sole purpose of signing and providing certifications with respect to our Quarterly Report on Form 10-QSB for the quarterly period ended April 30, 2006. Mr. Lamb was the sole officer and director through the end of such quarterly period. Immediately after certifying our Report on Form 10-QSB for the quarterly period ended April 30, 2006, Mr. Lamb resigned and Mr. Jaeger and Mr. Walsh were reinstated as our Chief Executive Officer and Chief Financial Officer.


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


         Thomas Lamb served a director and as our President, Secretary and Treasurer from June 6, 2003 through May 8, 2006. Since June, 2004 he has also served as corporate secretary of Cabo Mining Enterprises Corp. (TSX Venture Exchange symbol "CBE") and its subsidiaries. From 2001 to 2003, Mr. Lamb worked as a lawyer with Lang Michener, Barristers & Solicitors at the firm's Vancouver office. From 2000 to 2001, Mr. Lamb worked as an articled student at the Vancouver office of McCarthy Tetrault, Barristers & Solicitors. In 2000 Mr. Lamb was granted the degree of Bachelor of Laws by the University of British Columbia. Mr. Lamb studied derivatives regulation under the Hugh M. Brock scholarship at the University of New South Wales in Sydney, Australia from February 2000 to June, 2000. Mr. Lamb holds a Bachelor of Arts in Classical History and Politics from the University of Victoria.

ITEM 5.03         AMENDMENTS TO ARTICLES OF INCORPORATION  OR BYLAWS;  CHANGE IN
                  FISCAL YEAR

         Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, with respect to the forward stock split and name change, which disclosure is incorporated herein by reference.

         In connection with the Merger, our Board of Directors approved a change in fiscal year end from July 31 to December 31. We will account for the Merger as a "reverse acquisition." Consequently, we will not file a transition report reflecting the change of our fiscal year to that of Ironclad California, given the fact that for accounting purposes, Ironclad California is deemed to be the "accounting acquirer" in the "reverse acquisition."

ITEM 5.06         CHANGE IN SHELL COMPANY STATUS

         Reference is made to the disclosure set forth under Item 2.01 and 5.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

         (a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

       The audited financial statements of Ironclad California for the fiscal years ended December 31, 2005 and 2004 are incorporated herein by reference to
Exhibit 99.1 to this Current Report.

         (b)      PRO FORMA FINANCIAL STATEMENTS

         The Registrant acquired Ironclad California in a reverse merger transaction in which all of the issued and outstanding securities of Ironclad California were converted into securities of the Registrant. Immediately prior to the reverse merger on May 9, 2006, the Registrant had no material operations, assets, or liabilities. Accordingly, for all meaningful purposes the Audited Financial Statements for Ironclad California which are filed with this Current Report on Form 8-K comprise the Registrant's pro forma financials as well. Preparation of independent, unaudited pro forma financials other than the Financial Statements filed herewith would have imposed a substantial burden upon the Registrant as the surviving entity at this time without any meaningful additional disclosure.


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


         (c)      EXHIBITS

2.1 Agreement and Plan of Merger between Ironclad Performance Wear Corporation and Europa Trade Agency Ltd., dated April 20, 2006 (1)

3.1         Articles of Incorporation of the Registrant (2)

3.2 Certificate of Change effecting a forward stock split and increasing the number of authorized shares, filed May 9, 2006

3.3 Articles of Merger effecting a name change to Ironclad Performance Wear Corporation

3.4         Bylaws (2)

4.1         Form of Warrant issued to Investors in Private Placement

10.1 Separation Agreement between Eduard Jaeger and Ironclad Performance Wear Corporation, a California corporation*

10.2 Standard Industrial/Commercial Single-Tenant Lease by and between Faith Pearlman, Trustee of the Jerome M. Pearlman and Faith Pearlman Trust II, and Ironclad Performance Wear Corporation, a California corporation, dated October 12, 2005, as amended

10.3 Standard Industrial/Commercial Multi-Tenant Lease by and between Park/El Segundo Partners, LLC, and Ironclad Performance Wear Corporation, a California corporation, dated September 12, 2005, as amended

10.4 Business Loan Agreement (Asset Based) in the principal amount of $250,000, by and between Ironclad Berformance Wear Corporation, a California corporation, and Alliance Bank, dated March 31, 2005

10.5 Business Loan Agreement (Asset Based) in the principal amount of $1,000,000, by and between Ironclad Berformance Wear Corporation, a California corporation, and Alliance Bank, dated March 31, 2005

10.6 Form of Subscription Agreement between the Registrant and certain investors, dated May 10, 2006

10.8 Form of Registration Rights Agreement between the Registrant and certain shareholders, dated May 9, 2006

10.9 Form of Lock-Up Agreement between the Registrant and certain shareholders, dated May 9, 2006

10.10 Form of Lock-Up Agreement between the Registrant and certain former shareholders of Ironclad Performance Wear Corporation, a California corporation, dated May 9, 2006

99.1 Consolidated Financial statements of Ironclad Performance Wear Corporation, a California corporation for the years ended December 31, 2005 and December 31, 2004

99.2 Press release announcing the closing of the Merger and Private Placement, dated May 11, 2006.


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


21.1         Subsidiaries of the Registrant

(1) Incorporated by reference to our Quarterly Report on Form 10-QSB filed May 12, 2006.

(2) Incorporated by reference to our Registration Statement on Form SB-2, filed September 3, 2004.

* Indicates a management contract or compensatory plan.


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


                                    SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        IRONCLAD PEFORMANCE WEAR CORPORATION



Date:      May 12, 2006             By: /s/ Eduard Jaeger
                                        -----------------------------------
                                        Eduard Jaeger
                                        President and Chief Executive Officer


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